SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            _______

                            FORM S-3


                       REGISTRATION STATEMENT
                              UNDER
                     THE SECURITIES ACT OF 1933
                             ________

                             CITICORP
        (Exact name of registrant as specified in its charter)

             Delaware                         13-2614988
  (State or other jurisdiction of           (I.R.S. employer

incorporation or organization)           identification no.)


                           399 Park Avenue
                         New York, NY 10043
                    (212) 559-1000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

                   Stephen E. Dietz
               Associate General Counsel
                    Citibank, N.A.
                    425 Park Avenue
               New York, New York 10043
                    (212) 559-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                     Copies to:
                  John T. Bostleman
                 Sullivan & Cromwell
                   250 Park Avenue
              New York, New York  10177

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. __

     If any of the securities being registered on this form
are to
be offered on a delayed or continuous basis pursuant to Rule
415
under the Securities Act of 1933, other than securities
offered only
in connection with dividend or interest reinvestment plans,
please
check the following box.  X
                         ---

     If this Form is filed to register additional securities
for an
offering pursuant to Rule 462(b) under the Securities Act,
please
check the following box and list the Securities Act
registration
number of the earlier effective registration statement for the same
offering.
           ---

     If this Form is a post-effective amendment filed pursuant
to
Rule 462(c) under the Securities Act, check the following box
and
list the Securities Act registration number of the earlier
registration statement for the same offering.
                                              ---

     If delivery of the prospectus is expected to be made
pursuant
to Rule 434, please check the following box. X
                                            ---

CALCULATION OF REGISTRATION FEE
Title of                          Proposed    Proposed
securities          Amount to      maximum    maximum        Amount of
to be               to be         offering    aggregate      registration
registered(1)   registered(2)      price      offering       fee
                                 per unit(3)  price (2)(3)


Notes               --             --        (4)            N/A
Preferred Stock,
 Depositary Shares  --             --        (4)            N/A
Common Stock        (5)                      (4)            N/A
Warrants            --             --        (4)            N/A
Capital Securities  (6)            --        (4)            N/A
Total               $5,500,000,000 (3)       $5,500,000,000 $1,896,551.72

(1) This Registration Statement also covers contracts which may be issued by the
Registrant under which the counterparty may be required to purchase Notes,
Warrants, Preferred Stock, Depositary Shares or Common Stock. Such contracts would be issued with Notes, Preferred Stock, Depositary Shares, Common Stock or
Warrants. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. This
Registration Statement also covers such indeterminate additional amount of securities as may be required to be issued upon conversion, exercise or exchange of Warrants or convertible or exchangeable securities pursuant to the antidilution provisions thereof.

(2) In no event will the aggregate initial offering price of the Notes, Capital
Securities, Warrants, Preferred Stock, Depositary Shares and
Common Stock issued
under this Registration Statement and not previously registered under the
Securities Act of 1933, exceed $5,500,000,000, or the equivalent thereof in one or more foreign or composite currencies.

(3) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4) No separate consideration will be received for (i) Notes, shares of Common
Stock or Preferred Stock or Depositary Shares that are issued upon conversion of
Notes, Preferred Stock or Depositary Shares, (ii) Notes, shares of Common Stock or Preferred Stock or Depositary Shares that are issued upon exercise of
Warrants registered hereby or (iii) Capital Securities that are issued in exchange for Notes, Preferred Stock or Depositary Shares.

(5) The aggregate amount of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities
Act of 1933.

(6) Such indeterminate amount of Capital Securities, which may consist of Common
Stock, perpetual Preferred Stock or other equity securities acceptable to
Citicorp's primary federal banking regulator, as may be issued in exchange for
Notes or Preferred Stock issued under this Registration Statement. No separate consideration will be received for such Capital Securities.

In accordance with Rule 429 under the Securities Act of 1933, the Prospectuses included herein are combined prospectuses which also relate to Citicorp's
Registration Statement on Form S-3, File No. 33-64574 (the
"Prior Registration
Statement"). This Registration Statement, which is a new registration statement, also constitutes the first post-effective amendment to the Prior
Registration Statement. The amount of securities eligible to be sold under the Prior Registration Statement ($812,112,062 as of May 31,
1995) shall be
carried forward to this Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this
Registration Statement in accordance with Section 8(a) of the Securities Act of
1933.

                     ______________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON
SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION
8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT
SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SAID SECTION 8(A),
MAY DETERMINE.

                        EXPLANATORY NOTE


     This Registration Statement contains three forms of prospectus: one to be used in connection with the offering and sale of Notes (the "Note Prospectus");
one to be used in connection with the offering and sale of Notes that may be convertible into or exchangeable for other securities registered hereby or securities of another issuer, Warrants or Capital Securities (consisting of the
Note Prospectus with the alternate cover pages and the additional pages included under the heading "Alternate Pages for Convertible Debt/Warrants Prospectus" and, to the extent applicable, the pages from the Stock Prospectus (as defined below) including the sections "Ratios of Income to Fixed Charges
Including Preferred Stock Dividends," "Description of Common
Stock,"
"Description of Preferred Stock" and "Description of Depositary Shares" and omitting, if not applicable, the section "Description of Notes" from the
Note Prospectus); and one to be used in connection with the offering and sale of Preferred Stock, Depositary Shares and Common Stock (the "Stock Prospectus").

            Subject to Completion, Dated June 1, 1995

PROSPECTUS

                            CITICORP

                         Senior Notes
                      Subordinated Notes

     This Prospectus may be used in connection with the offering of Citicorp's unsecured debt securities, which may be either senior (the "Senior Notes") or subordinated (the "Subordinated Notes" and, together with the Senior Notes, the
"Notes"). The Notes may be offered, separately or together, in separate series in amounts, at prices and on terms determined at the time of sale and set forth in one or more supplements to this Prospectus (collectively, the "Prospectus
Supplement"). Pursuant to the terms of the Registration
Statement of which this
Prospectus forms a part, Citicorp's preferred stock, depositary shares, common stock, warrants and capital securities may also be offered under the
Registration Statement.

     The Senior Notes will rank equally with all other unsecured and unsubordinated indebtedness of Citicorp. The Subordinated
Notes will be
subordinate to all existing and future Senior Indebtedness (as defined herein).
See "Description of Notes."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
TO THE CONTRARY IS
A CRIMINAL OFFENSE.

THE NOTES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS
BUT ARE UNSECURED
DEBT OBLIGATIONS OF CITICORP AND ARE NOT INSURED BY THE
FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
INSTRUMENTALITY.

       The date of this Prospectus is _____________, 1995

     The specific terms of each series of Notes offered pursuant to this
Prospectus will be set forth in the applicable Prospectus
Supplement, which will
identify the selling securityholder (if not Citicorp), any underwriters or agentsfor the Notes being offered thereby and their compensation, and the public offering or purchase price.

     With respect to each series of Notes, the related Prospectus Supplement will set forth the aggregate principal amount offered, the rate and time of payment of interest, if any, the authorized denominations, the maturity, priority, premium, if any, any terms for redemption or conversion at the option of Citicorp or the holder, the currency or composite currency, if not the U.S.
dollar, in which the Notes are denominated, and any mandatory or optional sinking fund or analogous provisions.

     The Prospectus Supplement will also contain information, where applicable, concerning certain United States federal income tax considerations relating to, and as to any listing on a securities exchange of, the Notes covered by such
Prospectus Supplement.

     The Notes may be offered by Citicorp or other selling securityholders directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If Citicorp, directly or through agents, solicits offers to purchase Notes, Citicorp reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Notes. Affiliates of Citicorp may from time to time act as agents or underwriters in connection with the sale of Notes to the extent permitted by applicable law.

     If any agent or underwriter is involved in the sale of Notes offered hereby, the name of such agent or underwriter and any applicable commissions or discounts will be set forth in, or will be calculable from, the applicable
Prospectus Supplement, and the net proceeds to Citicorp or the selling securityholders from such sale will be the purchase price of such offered Notes less such commissions or discounts and other attributable issuance and distribution expenses. See "Plan of Distribution" for possible indemnification arrangements for agents, underwriters and their controlling persons.

     This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions in the Notes. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

     This Prospectus may not be used to consummate sales of Notes unless a
Prospectus Supplement is also delivered. The delivery of this Prospectus together with a Prospectus Supplement relating to particular Notes shall not constitute an offer in any jurisdiction of any of the other Notes covered by this Prospectus.

     FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF
INSURANCE OF THE STATE
OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS
OFFERING NOR HAS THE
COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.

                     AVAILABLE INFORMATION

     Citicorp is subject to the informational requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange
Commission (the "Commission"). Information, as of particular dates, concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of Citicorp and any material interest of such persons in transactions with Citicorp is disclosed in proxy statements distributed to stockholders of Citicorp and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549; Citicorp Center, 500 West Madison
Street, Suite 1400,
Chicago, Illinois 60661; and Seven World Trade Center, 13th
Floor, New York, New
York 10048. Copies of such material can be obtained by mail from the Public
Reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C.
20549, at prescribed rates. Such reports, proxy statements and other information concerning Citicorp also may be inspected at the offices of the New York Stock
Exchange, the American Stock Exchange, the Chicago Stock
Exchange and the
Pacific Stock Exchange.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Citicorp are incorporated as of their respective filing dates in this Prospectus by reference:

     (1) Annual Report and Form 10-K for the fiscal year ended
December 31,
  1994, filed pursuant to Section 13 of the Exchange Act;

     (2) Financial Review and Form 10-Q for the quarter ended
March 31, 1995,
  filed pursuant to Section 13 of the Exchange Act; and

     (3) Current Reports on Form 8-K dated January 17, 1995 and April 18, 1995, filed pursuant to Section 13 of the Exchange Act.

  All reports subsequently filed by Citicorp pursuant to Sections 13(a) and
(c) of the Exchange Act, any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting and any reports filed pursuant to
Section 15(d) of the
Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby (the "Securities") shall be incorporated by reference into this Prospectus and be a part hereof. Any statement contained herein or in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.

  Citicorp will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests should be directed to Citicorp,
399 Park Avenue, New York, New York 10043, Attention: Investor
Relations
Department, (212) 559-2718.

                           CITICORP

  Citicorp, whose principal subsidiary is Citibank, N.A. ("Citibank"), is a holding company incorporated under the laws of the State of Delaware on December
4, 1967. The principal office of Citicorp is located at 399
Park Avenue, New
York, New York 10043; its telephone number is (212) 559-1000. Through its subsidiaries and affiliates, including Citibank, Citicorp is a global financial services organization serving the financial needs of individuals, businesses, governments and financial institutions in the United States and throughout the world.

Holding Company

  Citicorp is a legal entity separate and distinct from Citibank and its other subsidiaries and affiliates. The proceeds of Citicorp debt and equity issuances are provided to its subsidiaries both as equity investments and advances or are held primarily in liquid investments. Citicorp derives revenues through interest payments and dividends on its subsidiary advances and investments and from earnings on its liquid asset portfolio. These revenues are used to defray Citicorp's operating expenses, service its debt and pay dividends to holders of its preferred and common shares.

  There are various legal limitations on the extent to which Citicorp's bank subsidiaries may extend credit, pay dividends or otherwise supply funds to
Citicorp. The approval of the Office of the Comptroller of the Currency is required if total dividends declared by a national bank in any calendar year exceed net profits (as defined) for that year combined with its retained net profits for the preceding two years. In addition, dividends for such a bank may not be paid in excess of the bank's undivided profits. State-chartered bank subsidiaries are subject to dividend limitations imposed by applicable state law. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings.

  Citicorp also derives dividends from its non-bank subsidiaries, including the holding company that owns many of Citicorp's domestic banks. These subsidiaries are not subject to regulatory restrictions on their payment of dividends to Citicorp, except that the approval of the Office of Thrift
Supervision may be required if total dividends declared by a savings association in any calendar year exceed amounts specified in that agency's regulations. In addition, there are numerous governmental requirements and regulations that affect the activities of Citicorp and its bank and non-bank subsidiaries.

  Under longstanding policy of The Board of Governors of the Federal Reserve
System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks.
As a result of that policy, Citicorp may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

  Because Citicorp is a holding company, its rights and the rights of its creditors and stockholders, including the holders of the Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary.

                        USE OF PROCEEDS

  Citicorp intends to apply the net proceeds from the sale of the Securities to its general funds to be used by its management for corporate purposes, principally to fund investments in, or extensions of credit to, banking and non-banking subsidiaries. Except as otherwise described in a Prospectus
Supplement, specific allocations of the proceeds to such purposes will not have been made at the date of the applicable Prospectus Supplement, although the management of Citicorp will have determined that funds should be raised at that time in anticipation of future funding requirements of the subsidiaries.
The precise amount and timing of such investments in and extensions of credit to the subsidiaries will depend upon their funding requirements and the availability of other funds to Citicorp and its subsidiaries. Unless otherwise indicated in the applicable Prospectus Supplement, Citicorp will not receive any proceeds of the sale of securities by other selling securityholders.


               RATIOS OF INCOME TO FIXED CHARGES

  For the fiscal years ended December 31, 1994, 1993, 1992,
1991 and 1990 and
the three months ended March 31, 1995, Citicorp's consolidated ratios of income to fixed charges, computed as set forth below, were as follows:

                                    Three months
                                     ended        Year ended December 31,
                                    3/31/95    1994    1993    1992  1991  1990
                                    -------    ----    ----    ----  ----  ----
Income to Fixed Charges:
    Excluding Interest on Deposits   2.29      1.76    1.44    1.24  0.96  1.09
    Including Interest on Deposits   1.41      1.31    1.18    1.09  0.99  1.03



  Income for the year ended December 31, 1991 was inadequate to cover fixed charges by $237 million. For purposes of computing the consolidated ratio of income to fixed charges, income represents net income (or net loss), before extraordinary items and cumulative effects of accounting changes, plus income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest paid on deposits) and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense and the interest factor included in rents.

                     DESCRIPTION OF NOTES

General

  The Senior Notes offered hereby are to be issued under an indenture dated as of September 1, 1989, between Citicorp and United States Trust Company of New
York, as trustee (the "Senior Trustee"), as supplemented by a first supplemental indenture dated as of September 25, 1990 between Citicorp and the Senior Trustee
(such indenture, together with the first supplemental indenture thereto, is referred to herein as the "Senior Indenture").

  The Subordinated Notes offered hereby are to be issued under an indenture dated as of April 1, 1991 (the "Original Subordinated Indenture"), between
Citicorp and Chemical Bank, as trustee (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"), as supplemented by a first supplemental indenture dated as of November 27, 1992 (the "First Supplemental
Indenture") between Citicorp and the Subordinated Trustee (the
Original
Subordinated Indenture together with the First Supplemental Indenture is referred to herein as the "Subordinated Indenture"). The First Supplemental
Indenture was entered into in response to an interpretation of the staff of the Board of Governors of the Federal Reserve System concerning the capital treatment of subordinated debt and amended the Original Subordinated
Indenture by removing a restrictive covenant relating to liens on the stock of Citibank and by narrowing the definition of "Event of Default" to provide that the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) for Citicorp or substantially all of its property (rather than a substantial part of its property) is an Event of
Default. These amendments do not apply to any series of Subordinated Notes issued prior to the execution of the First Supplemental Indenture (the
"Original Subordinated Notes") and, therefore, holders of Original
Subordinated Notes could be entitled to demand immediate payment of their securities upon the occurrence of certain events of bankruptcy or insolvency which would not entitle the holders of Subordinated Notes offered hereby or issued since the execution of the First Supplemental Indenture to demand such payment.

  A copy of each of the Senior Indenture and the Subordinated Indenture (each an "Indenture" and together the "Indentures") is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Indenture, including the definition therein of certain terms.

  Each Indenture provides that Notes, in addition to the Notes previously issued under such Indenture, may be issued in separate series thereunder without limitation as to aggregate principal amount, as authorized from time to time by, or pursuant to resolutions of, Citicorp's Board of Directors. (Indentures
Section 301). The Notes may be issued from time to time in one or more series.
The particular terms of each series of Notes offered by a Prospectus Supplement will be described in such Prospectus Supplement relating to such series.

  The Senior Notes of each series will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of Citicorp. The
Subordinated Notes of each series will be unsecured and will rank pari passu with all other unsecured and subordinated indebtedness of Citicorp other than subordinated indebtedness as to which, in the instrument creating or evidencing the same, or pursuant to which the same is outstanding, it is provided that such indebtedness is junior to the Subordinated Notes.

  Citicorp may offer under this Prospectus series of Notes under indentures or documentation containing provisions which may differ from those included in the Indentures or any indenture or documentation applicable to other outstanding series of Citicorp indebtedness, provided that the material provisions of the indenture or documentation under which such series of Notes is issued will be described in the Prospectus Supplement relating to such series of Notes.

  The applicable Prospectus Supplement will describe the following terms of the Notes of each series: (1) the title of the Notes and whether they are
Subordinated Notes or Senior Notes; (2) any limit on the aggregate principal amount of the Notes; (3) whether the Notes are to be issuable as Registered
Notes or Bearer Notes (each as defined below) or both, and whether any of the
Notes are to be issuable in temporary or permanent global form; (4) the price at which the Notes will be issued; (5) the date on which the Notes will mature;
(6) the rate per annum at which the Notes will bear interest, if any, or the formula pursuant to which such rate will be determined, and the date from which any such interest will accrue; (7) the Interest Payment Dates on which any such interest on the Notes will be payable and the Regular Record Date for any interest payable on any Registered Notes on any Interest Payment Date; (8) the person to whom any interest on any Registered Note of such series will be payable, if other than the person in whose name that Note (or one or more
Predecessor Notes) is registered at the close of business on the Regular
Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Note of such series will be payable, if otherwise than upon presentation and surrender of coupons appertaining thereto, and the extent to which, or the manner in which, any interest payable on a temporary global Note on an Interest Payment Date will be paid if other than in the manner described under "Temporary Global Notes" below and the extent to which, or the manner in which, any interest payable on a permanent global Note on an Interest Payment Date will be paid; (9) each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents", the principal of and any premium and interest on the Notes will be payable and each office or agency where, subject to the terms of the applicable Indenture as described below under "Form,
Exchange, Registration and Transfer", the Notes may be presented for registration of transfer or exchange; (10) the period or periods within which and the price or prices at which the Notes may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, and the other terms and provisions of any such optional redemption provisions;
(11) the
obligation, if any, of Citicorp to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period within which and the price at which the Notes will be redeemed or purchased, in whole or in part, pursuant to such obligation, and the other terms and provisions of such obligation; (12) the denominations in which any Registered Notes will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which Bearer Notes will be issuable, if other than denominations of $5,000 and integral multiples thereof; (13) the currency or currency units of payment of principal of and any premium and interest on the Notes, if other than U.S.
dollars; (14) any index or formula (which may be based on the value of any currencies, commodities, securities or any group or combination thereof) used to determine the amount of payments of principal of and any premium on the Notes;
(15) if applicable, the fact that the terms of the applicable Indenture described below under "Defeasance and Covenant Defeasance" will not apply to such series; (16) the application, if any, of the terms of the applicable
Indenture described below under "Assumption of Obligations" to any series of
Notes issuable as Bearer Notes; (17) any additional restrictive covenants included for the benefit of the holders of such Notes; (18) any additional
Events of Default provided with respect to such Notes; (19) information with respect to book-entry procedures, if any; and (20) any other terms of the
Notes not inconsistent with the
provisions of the applicable Indenture. (Indentures Section
301). Any such
Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Notes of such series. If
Citicorp has an obligation to redeem or purchase the Notes at the option of the holder thereof as provided in the applicable Prospectus Supplement pursuant to clause (11) above, Citicorp will comply with any applicable provisions of Section 14(e) of the Exchange Act and the related rules and regulations in connection with such redemption or purchase.

  Notes of any series may be issued as Original Issue Discount
Notes. An
Original Issue Discount Note is a Note, including any zero-coupon Note, which is issued at a price lower than the amount payable upon the Stated Maturity thereof and which provides that upon redemption or acceleration of the Maturity thereof an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Note shall become due and payable. United States Holders of Original Issue Discount Notes having a maturity of more than one year from their date of issue will have to include original issue discount in income for federal income tax purposes as it accrues, generally before receipt of cash attributable to such income.

  To the extent described in the applicable Prospectus
Supplement, Notes may
be convertible or exchangeable, at the option of the holder or Citicorp, into common stock or other securities of Citicorp or another issuer. Any applicable conversion or exchange provisions will be described in the Prospectus
Supplement.

  Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the applicable Indenture would not necessarily afford holders of either the Senior Notes or the Subordinated Notes protection in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Form, Exchange, Registration and Transfer

  Notes of a series may be issued in registered form ("Registered Notes") or bearer form ("Bearer Notes") or any combination thereof. Each Indenture also provides that Notes of a series may be issued in temporary or permanent global form. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer
Notes (other than Bearer Notes in temporary or global form) will have interest coupons attached. (Indentures Section 201). See "Temporary Global Notes" and
"Permanent Global Notes".

  In connection with its sale during the restricted period (as defined below under "Limitations on Issuance of Euro-Notes"), no Note issued in bearer form or issued in global form and exchangeable for Notes in bearer form (together,
"Euro-Notes") shall be delivered to any location in the United States or its possessions and a Euro-Note (not including a Note in temporary global form) may be delivered in definitive form only if, prior to such delivery, the owner of such Euro-Note or the financial institution or clearing organization through which the owner holds such Euro-Note, directly or indirectly, provides a written certificate to Citicorp, in the form required by the applicable Indenture, to the effect that (a) such Euro-Note is owned by a person (other than a financial institution for purposes of resale during the restricted period) who is not a
United States person; (b) such Euro-Note is owned by a United
States person
(other than a financial institution for purposes of resale during the restricted period) that is (i) a foreign branch of a United States financial institution or
(ii) a United States person that acquired such Euro-Note through the foreign branch of a United States financial institution and that for purposes of this certification holds such Euro-Note through such financial institution on the date of certification and, in either case, such United States financial institution provides a certificate to Citicorp or the distributor selling the
Euro-Note stating that it agrees to comply with the requirements of Section
165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as from time to time amended (the "Internal Revenue Code"), and the regulations thereunder;
or (c) such Euro-Note is owned by a financial institution for purposes of resale during the restricted period and such financial institution certifies that it has not acquired such Euro-Note for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. Upon exchange of a portion of a temporary global Note for an interest in a Euro-Note in permanent global form, such certification must be given in connection with the exchange. In the case of a Euro-Note in permanent global form, such certification must be given in connection with the notation of a beneficial ownership interest therein upon exchange of a portion of a temporary global Euro-Note. (Indentures Sections 303, 304). See "Temporary
Global Notes" and "Limitations on Issuance of Euro-Notes".

  At the option of the holder, subject to the terms of the applicable
Indenture, Registered Notes of any series will be exchangeable for other
Registered Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Notes of any series are issuable as both Registered Notes and Bearer Notes, at the option of the holder, subject to the terms of such Indenture, Bearer Notes (with all unmatured coupons, except as provided below, and with all matured coupons in default) of such series will be exchangeable for Registered Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Notes surrendered in exchange for Registered Notes between a
Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the
Registered Note issued in exchange for such Bearer Note, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Registered Notes, including Registered Notes received in exchange for Bearer Notes, may not be exchanged for Bearer Notes. (Indentures
Sections 305). Each Bearer Note and any
coupons appertaining thereto will bear a legend to the following effect: "Any
United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in
Sections 165(j) and 1287(a) of the Internal Revenue Code".
(Indentures Section
201).

  Notes may be presented for exchange as provided above, and Registered Notes may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by Citicorp for such purpose with respect to any series of Notes and referred to in the applicable Prospectus
Supplement without a service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Citicorp has appointed Citibank as Security Registrar. (Indentures
Section305). If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by Citicorp with respect to any series of Notes, Citicorp may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that if Notes of a series are issuable solely as
Registered Notes, Citicorp will be required to maintain a transfer agent in each
Place of Payment for such series and, if Notes of a series are issuable as Bearer
Notes, Citicorp will be required to maintain (in addition to the Security
Registrar) a transfer agent in a Place of Payment for such series located outside the United States and its possessions. Citicorp may at any time designate additional transfer agents with respect to any series of Notes. (Indentures
Section 1002).

  In the event of any redemption in part, Citicorp shall not be required to
(i) issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection for redemption of Notes of like tenor and of the series of which such Note is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Notes of like tenor and of such series to be redeemed; (ii) register the transfer of or exchange any
Registered Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(iii) exchange any
Bearer Note so selected for redemption, except to exchange such Bearer Note for a Registered Note of that series and like tenor which is immediately surrendered for redemption. (Indentures Section 305).

Payment and Paying Agents

  Unless otherwise indicated in the applicable Prospectus Supplement and provided that the certificate described above under "Form, Exchange, Registration and Transfer" has been received, principal of and any premium and interest on
Bearer Notes will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States and its possessions as Citicorp may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the payee with a financial institution located outside the United States and its possessions. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Bearer Note on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date.
(Indentures Section 1001). No payment with respect to any Bearer Note will be made at any office or agency of Citicorp in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to any account maintained with a financial institution located in the
United States or its possessions. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Notes denominated and payable in U.S. dollars will be made at the office of the Paying Agent in the Borough of
Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions. (Indentures Section 1002).

  Unless otherwise indicated in an applicable Prospectus Supplement, principal of and any premium and interest on Registered Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying
Agent or Paying Agents as Citicorp may designate from time to time, except that at the option of Citicorp payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the
Security Register. (Indentures Section 201). Unless otherwise indicated in an applicable
Prospectus Supplement, payment of interest on a Registered
Note on any Interest
Payment Date will be made to the Person in whose name such Registered Note (or
Predecessor Note) is registered at the close of business on the Regular Record
Date for such interest. (Indentures Section 307).

  Unless otherwise indicated in the applicable Prospectus
Supplement, the
Corporate Trust Office of Citibank in The City of New York will be designated as a Paying Agent for Citicorp for payments with respect to Notes of each series which are issuable solely as Registered Notes and as a Paying Agent for payments with respect to Notes of each series (subject to the limitations described above in the case of Bearer Notes) which are issuable solely as Bearer Notes or as both
Registered Notes and Bearer Notes. Any Paying Agents outside the United States and its possessions and any other Paying Agents in the United States or its possessions initially designated by Citicorp for the Notes of each series will be named in the applicable Prospectus Supplement. Citicorp may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that if Notes of a series are issuable solely as Registered Notes, Citicorp will be required to maintain a Paying Agent in each Place of Payment for such series and, if Notes of a series are issuable as Bearer Notes, Citicorp will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Notes of the series (and for payments with respect to Bearer Notes of the series in the circumstances described above, but not otherwise) and (ii) a Paying Agent in a Place of Payment located outside the United States and its possessions where Notes of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided, however, that if the Notes of such series are listed on The International Stock
Exchange of the United Kingdom and the Republic of Ireland
Limited (the "London
Stock Exchange"), the Luxembourg Stock Exchange or any other stock exchange located outside the United States and its possessions and such stock exchange shall so require, Citicorp will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States and its possessions for the Notes of such series. (Indentures Section 1002).

  After notice by publication, all moneys paid by Citicorp to a Paying Agent for the payment of the principal of and any premium or interest on any Note of any series which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Citicorp, and the holder of such Note or any coupon appertaining thereto may thereafter look only to Citicorp for payment thereof. (Indentures Section
1003).

Temporary Global Notes

  All Euro-Notes will initially be represented by one or more temporary global Notes, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels office, in its capacity as operator of the Euroclear System ("Euroclear") and Cedel, societe anonyme ("Cedel") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Note and described in an applicable Prospectus Supplement (the "Exchange Date"), each such temporary global Note will be exchanged for definitive Bearer Notes, definitive Registered
Notes or all or a portion of a permanent global Note, or any combination thereof, as specified in an applicable Prospectus Supplement, but, unless otherwise specified in an applicable Prospectus Supplement, only upon receipt by Euroclear or Cedel of written certification in the form and to the effect described above under "Form, Exchange, Registration and Transfer". No Note delivered in exchange for any portion of a temporary global Note shall be delivered to any location in the United States or its possessions in connection with such exchange.
(Indentures Section 304).

  Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary global Note payable in respect of an
Interest Payment Date occurring prior to the issuance of definitive Notes
(including a permanent global Note) will be payable to the bearer and thus, while such temporary global Note is deposited with the common depositary for Euroclear and Cedel, will be paid to each of Euroclear and Cedel with respect to the portion of the temporary global Note held for its account for which it provides certification in the form described above under "Form, Exchange, Registration and
Transfer". If an Interest Payment Date occurs prior to the issuance of definitive
Notes (including a permanent global Note), written certification in the form and to the effect described above under "Form, Exchange, Registration and Transfer" will be required to obtain an interest payment, and upon receipt of such certification Euroclear or Cedel, as the case may be, will exchange the portion of the temporary global Note relating to such certification for an interest in a permanent global Note (unless the account holder requests that such portion be exchanged for a definitive Registered Note or Notes or a definitive Bearer Note or Notes). (Indentures Section 304).

Permanent Global Notes

  If any Notes of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Note may exchange such interests for Notes of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Note delivered in exchange for any portion of a permanent global Note shall be delivered to any location in the United States or its possessions in connection with such exchange. (Indentures Section 305). Principal of and any premium and interest on any permanent global Note will be payable in the manner described in the applicable
Prospectus Supplement. (Indentures Section 304).

Limitations on Liens on Stock of Citibank

  Citicorp has covenanted in the Senior Indenture that, so long as any of the
Senior Notes issued thereunder which mature more than ten years after their issuance are Outstanding, it will not create, incur, assume or suffer to exist any mortgage, pledge, security interest or other encumbrance, as security for indebtedness for borrowed money, upon any shares of Voting Stock of Citibank owned by Citicorp, without effectively providing that the Senior Notes issued under such Indenture which mature more than ten years after their issuance shall be secured equally and ratably with, or prior to, such indebtedness; provided, however, that Citicorp shall be permitted to create, incur, assume or suffer to exist any such mortgage, pledge, security interest or other encumbrance without regard to the foregoing provisions so long as after giving effect thereto
Citicorp will own at least 80% of the Voting Stock of Citibank then issued and outstanding, free and clear of any such mortgage, pledge, security interest or other encumbrance. For the purpose of this covenant, the term "Voting Stock" of
Citibank shall mean stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of directors of Citibank, other than stock having such power only by reason of the happening of a contingency. (Senior Indenture Section 1005). The foregoing covenant also applies to the Original Subordinated Notes but is not a provision of the Subordinated
Indenture and does not apply to any series of Subordinated
Notes.

Defaults; Events of Default

  Unless otherwise provided in the applicable Prospectus Supplement, the following will be "Events of Default" under the Senior Indenture with respect to any series of Senior Notes: (a) failure to pay principal of or any premium on any
Senior Note of that series at maturity; (b) failure to pay any interest on any
Senior Note of that series when due, continued for 30 days;
(c) failure to
deposit any sinking fund payment, when due, in respect of any Senior Note of that series; (d) failure to perform any other covenant of Citicorp in the Senior
Indenture (other than a covenant included in the Senior Indenture solely for the benefit of series of Senior Notes other than that series) continued for 60 days after written notice of such default; (e) certain events of bankruptcy, insolvency or reorganization of Citicorp or Citibank; and (f) any other Event of
Default provided with respect to Senior Notes of that series.
(Senior Indenture
Section 501).

  Unless otherwise provided in the applicable Prospectus Supplement, the following will be "Defaults" under the Subordinated Indenture with respect to any series of Subordinated Notes: (a) failure to pay principal of or any premium on any of the Subordinated Notes of that series at maturity; (b) failure to pay any interest on any Subordinated Note of that series when due, continued for 30 days;
(c) failure to perform any other covenant of Citicorp in the Subordinated
Indenture (other than a covenant included in the Subordinated Indenture solely for the benefit of series of Subordinated Notes other than that series) continued for 60 days after written notice of such default; (d) any Event of Default; and
(e) any other Default provided with respect to Subordinated
Notes of that series.
(Subordinated Indenture Section 503). Unless otherwise provided in the applicable
Prospectus Supplement, the following will be the Events of Default under the
Subordinated Indenture with respect to any series of Subordinated Notes: (x) certain events of bankruptcy, insolvency or reorganization of Citicorp; and (y) any other Event of Default provided with respect to Subordinated Notes of that series. (Subordinated Indenture Section 501). Unless an Event of Default has occurred and shall be continuing with respect to a series of Subordinated Notes, neither the holders of such Subordinated Notes nor the Subordinated Trustee may declare the acceleration of the payment of principal or premium, if any, of such
Subordinated Notes under the Subordinated Indenture.

  Subject to the provisions of the applicable Indenture relating to the duties of the related Trustee, in case an Event of Default with respect to either the Senior Notes or the Subordinated Notes shall occur, or in case a Default with respect to the Subordinated Notes shall occur and be continuing, such Trustee will be under no obligation to exercise any of its rights or powers under such
Indenture at the request or direction of any of the holders of Notes of any series or any related coupons unless such holders shall have offered to such
Trustee reasonable indemnity. (Indentures Sections 601, 603). The holders of a majority in aggregate principal amount of the Outstanding Notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the related Trustee, or exercising any trust or power conferred on the Trustee, with respect to Notes of that series, provided that such direction does not conflict with applicable law or the applicable Indenture or have a substantial likelihood of involving such Trustee in personal liability.
(Indentures Section 512).

  If an Event of Default with respect to Notes of any series at the time
Outstanding shall occur and be continuing, either the related Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Notes of that series may declare the principal, or, if any such Notes are Original
Issue Discount Notes, such lesser amounts as may be described in the applicable
Prospectus Supplement, of all such Outstanding Notes of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Notes of any series has been made but before a judgment or decree for payment of money due has been obtained by such Trustee, the holders of a majority in aggregate principal amount of Outstanding Notes of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. (Indentures Section 502).

  No holder of any Notes of any series or any related coupons will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder, unless such holder shall have previously given to the related Trustee written notice of a continuing Event of Default, with respect to the Senior Notes or the Subordinated Notes of that series, or of a continuing
Default with respect to the Subordinated Notes of that series, the holders of at least 25% in aggregate principal amount of the Outstanding Notes of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding
Notes of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Indentures Section 507). However, such limitations do not apply to a suit instituted by a holder of an Outstanding
Note of that series for enforcement of payment of the principal of, or any premium or interest on, such Note on or after the respective due dates expressed in such Note. (Indentures Section 508).

  Citicorp is required to furnish to each Trustee annually a statement as to its performance or fulfillment of covenants, agreements or conditions in the applicable Indenture and as to the absence of defaults thereunder. (Indentures
Section 1004).

Meetings, Modification and Waiver

  Modifications and amendments of each Indenture may be made by Citicorp and the related Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Notes of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holders of each Outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, (b) reduce the principal amount of, or premium or interest on, any Note, (c) change any obligation of
Citicorp to pay additional amounts, (d) reduce the amount of principal of an
Original Issue Discount Note payable upon acceleration of the Maturity thereof,
(e) change the coin or currency in which any Note or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (g) reduce the percentage in principal amount of Outstanding Notes of any series, the consent of whose holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults, (h) reduce the requirements contained in such Indenture for quorum or voting, (i) change any obligation of Citicorp to maintain an office or agency in the places and for the purposes required by such Indenture, or (j) modify any of the above provisions. (Indentures Section 902). Under certain limited circumstances, modifications and amendments of such Indenture may be made by
Citicorp and the related Trustee without the consent of any holders of
Outstanding Notes. (Indentures Section 901).

  The holders of at least a majority in aggregate principal amount of the
Outstanding Notes of a series may, on behalf of the holders of all the Notes of that series, waive, insofar as that series is concerned, compliance by Citicorp with certain restrictive provisions of the applicable Indenture. (Indentures
Section 1007). The holders of not less than a majority in aggregate principal amount of the Outstanding Notes of a series may, on behalf of all holders of Notes of that series and any coupons appertaining thereto, waive any past default under the applicable Indenture with respect to Notes of that series, except a default (a) in the payment of principal of or any premium or interest on any Note of such series or (b) in respect of a covenant or provision of the applicable Indenture which cannot be modified or amended without the consent of the holders of each
Outstanding Note of such series affected. (Indentures Section
513).

  Each Indenture provides that in determining whether the holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of Notes for quorum purposes,
(i) the principal
amount of an Original Issue Discount Note that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and
(ii) the principal amount of a Note denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined on the date of original issuance of such Note, of the principal amount of such Note or, in the case of an Original Issue Discount Note, the U.S. dollar equivalent, determined on the date of original issuance of such Note, of the amount determined as provided in
(i) above. (Indentures Section 101).

  Each Indenture contains provisions for convening meetings of the holders of Notes of a series if Notes of that series are issuable as Bearer Notes.
(Indentures Section 1301). A meeting may be called at any time by the Trustee, and also, upon request, by Citicorp or the holders of at least 10% in aggregate principal amount of the Outstanding Notes of such series, in any such case upon notice given in accordance with "Notices" below. (Indentures Section
1302). Except for any
consent which must be given by the holder of each Outstanding Note affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the Outstanding Notes of that series; provided, however, that, except for any consent which must be given by the holder of each Outstanding Note affected thereby, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in aggregate principal amount of
Outstanding Notes of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the holders of not less than such specified percentage in aggregate principal amount of the
Outstanding Notes of that series. Any resolution passed or decision taken at any meeting of holders of Notes of any series duly held in accordance with the applicable Indenture will be binding on all holders of Notes of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting, will be Persons holding or representing a majority in aggregate principal amount of the Outstanding Notes of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in aggregate principal amount of the Outstanding Notes of a series, the Persons holding or representing such specified percentage in aggregate principal amount of the Outstanding Notes of such series will constitute a quorum. (Indentures
Section 1304).

Consolidation, Merger and Sale of Assets

  Citicorp may, without the consent of the holders of any of the Outstanding
Notes of a series, consolidate with, merge into or transfer its assets substantially as an entirety to any corporation organized under the laws of any domestic or foreign jurisdiction, provided that (i) the successor corporation assumes Citicorp's obligations on the Notes of each series and under the applicable Indenture, (ii) after giving effect thereto, with respect to the
Senior Notes, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing, (iii) after giving effect thereto, with respect to the Subordinated
Notes, no Default, and no event which, after notice or lapse of time, or both, would become a Default, shall have happened and be continuing, and (iv) certain other conditions are met. (Indentures Sections 801, 802).

Assumption of Obligations

  If so specified in an applicable Prospectus Supplement for a series of
Notes issuable as Bearer Notes, Citicorp may elect at any time to assign to a
Subsidiary or an Affiliate of Citicorp, and cause such Subsidiary or Affiliate to assume, the obligations of Citicorp for the due and punctual payment of the principal of and any premium and interest on all the Notes of such series and the performance of every covenant of the applicable Indenture, except as described below, on the part of Citicorp to be performed or observed with respect to the
Notes of such series, provided that (i) Citicorp has the right to redeem the
Notes of such series in the event of certain changes involving United States taxes or the imposition of certain reporting requirements as expressly described in the applicable Prospectus Supplement and the circumstances and conditions expressly described in such Prospectus Supplement giving rise to Citicorp's right so to redeem the Notes of such series have occurred, are in effect and have been satisfied, as the case may be, (ii) no payment of principal of or any premium or interest on any of the Notes of such series is overdue, (iii) Citicorp unconditionally guarantees the performance of the obligations of such Subsidiary or Affiliate under the applicable Indenture and under the Notes of such series,
(iv) Citicorp and such Subsidiary or Affiliate each agrees to indemnify the holder of each Note of such series against (A) any tax, assessment or governmental charge which is imposed on such holder by a jurisdiction other than the United States or any political subdivision or taxing authority thereof or therein with respect to, and which is withheld on the making of, the payment of the principal of or any premium or interest on such Note, and which would not have been so imposed and withheld had such assignment and assumption not been made, (B) any tax, assessment or governmental charge imposed on or relating to the act of assignment and assumption and (C) any costs or expenses of the act of assignment and assumption, (v) after giving effect thereto, no Event of Default with respect to the Senior Notes or the Subordinated Notes and no Default with respect to the Subordinated Notes, and no event which, after notice or lapse of time, or both, would become an Event of Default or Default, respectively, shall have occurred and be continuing, and (vi) certain other conditions are met.
(Indentures Section 803). Notwithstanding any assignment and assumption with respect to the Notes of a series as described in this paragraph, Citicorp will remain unconditionally obligated to comply with such provisions of each Indenture as may be required to comply with applicable law and, with respect to the Senior Notes and the Original Subordinated Notes, Citicorp shall remain unconditionally obligated to comply with the covenant described above under "Limitations on Liens on Stock of Citibank". (Indentures Sections 803, 804).

Notices

  Except as otherwise provided in the applicable Indenture, notices to holders of Bearer Notes will be given by publication at least twice in a daily newspaper of general circulation in The City of New York and in such other city or cities as may be specified in such Notes. Notices to holders of Registered
Notes will be given by mail to the addresses of such holders as they appear in the Security Register. (Indentures Sections 101, 106).

Title

  Title to any Bearer Notes (including Bearer Notes in temporary global form and in permanent global form) and any coupons appertaining thereto will pass by delivery. Citicorp, the related Trustee and any agent of Citicorp or such Trustee may treat the bearer of any Bearer Note and the bearer of any coupon and the registered owner of any Registered Note as the absolute owner thereof (whether or not such Note or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.
(Indentures Section 308).

Replacement of Notes and Coupons

  Any mutilated Note or a Note with a mutilated coupon appertaining thereto will be replaced by Citicorp at the expense of the holder upon surrender of such
Note to the related Trustee. Notes or coupons that become destroyed, lost or stolen will be replaced by Citicorp at the expense of the holder upon delivery to such Trustee of evidence of the destruction, loss or theft thereof satisfactory to Citicorp and such Trustee; in the case of any coupon which becomes destroyed, lost or stolen, such coupon will be replaced by issuance of a new Note in exchange for the Note to which such coupon appertains. In the case of a destroyed, lost or stolen Note or coupon, an indemnity satisfactory to such
Trustee and Citicorp may be required at the expense of the holder of such Note or coupon before a replacement Note will be issued. (Indentures Section 306).

Defeasance and Covenant Defeasance

  Unless otherwise specified in the applicable Prospectus Supplement for a series of Notes, Citicorp may cause itself (i) to be discharged from any and all obligations with respect to such Notes (subject to the terms of the applicable
Indenture) ("defeasance") and/or (ii) to be released from its obligations described above under "Limitations on Liens on Stock of Citibank" with respect to the Senior Notes or Original Subordinated Notes ("covenant defeasance"), upon the deposit with the related Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Notes to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Citicorp must deliver to the related
Trustee an Opinion of Counsel to the effect that the holders of such Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to
United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion, in the case of defeasance under clause
(i) above, must refer to and be based upon a published ruling of the Internal
Revenue Service or changes in applicable United States federal income tax law occurring after the date of the applicable Indenture. (Indentures Article
Fourteen).

  Defeasance by Citicorp with respect to the Notes of a series is permitted notwithstanding Citicorp's prior covenant defeasance with respect to such series.
Following a defeasance, payment of such Notes may not be accelerated because of an Event of Default or a Default. (Indentures Section 1402). Following a covenant defeasance, payment of Senior Notes or the Original Subordinated Notes may not be accelerated by reference to the covenant noted under clause
(ii) above.
(Senior Indenture Section 1403, Original Subordinated
Indenture Section 1403).
However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such
Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Subordination

  The Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness
(as defined below) of Citicorp. In the event that Citicorp shall default in the payment of any principal of (or premium, if any) or interest on any Senior
Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or interest on the indebtedness evidenced by the Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any of the
Subordinated Notes. In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Citicorp, its creditors or its property, (b) any proceeding for the liquidation, dissolution or other winding-up of Citicorp, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by Citicorp for the benefit of creditors or (d) any other marshaling of the assets of Citicorp, all Senior Indebtedness
(including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution under the Subordinated Notes, whether in cash, securities or other property, shall be made to any Subordinated Note holders. In such event, any payment or distribution under the Subordinated Notes, whether in cash, securities or other property
(other than securities of Citicorp or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate at least to the extent provided in the subordination provisions with respect to the
Subordinated Notes to the payment of all Senior Indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for those subordination provisions) be payable or deliverable in respect of the
Subordinated Notes, shall be paid or delivered directly to the holders of Senior
Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. If any payment or distribution under the Subordinated Notes, of any character whether in cash, securities or other property (other than securities of Citicorp or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by any holder of any Subordinated Notes in contravention of any of the terms hereof and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred, to the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all
Senior Indebtedness remaining unpaid to the extent necessary to pay all such
Senior Indebtedness in full (Subordinated Indenture Section
1501).

  "Senior Indebtedness" means any obligation of Citicorp to its creditors, whether outstanding or subsequently incurred, other than (a) all subordinated securities and subordinated capital notes issued or which may be issued under certain specified indentures; (b) all guarantees of indebtedness of subsidiaries of Citicorp that may be issued under certain specified subordinated indentures of those subsidiaries; (c) any obligation as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation is not Senior Indebtedness (including, without limitation, all other unsecured and subordinated indebtedness of Citicorp); and
(d) any securities issued under the Original Subordinated
Indenture or the
Subordinated Indenture, including Subordinated Notes.
(Subordinated Indenture
Section 101). Neither Indenture limits the issuance of additional Senior Indebtedness.

  Because Citicorp is a holding company, its rights and the rights of its creditors, including the holders of the Notes, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that
Citicorp may itself be a creditor with recognized claims against the subsidiary.

Governing Law

  Each Indenture, the Notes and the coupons will be governed by, and construed in accordance with, the laws of the State of New
York. (Indentures
Section 113).

Concerning the Trustees

  United States Trust Company of New York, the Senior Trustee, has its principal corporate trust office at 114 West 47th Street, New
York, New York
10036 and is also trustee under other Citicorp indentures under which unsecured debt securities are currently outstanding.

  Chemical Bank, the Subordinated Trustee, has its principal corporate trust office at 450 West 33rd Street, New York, New York 10001, and is also trustee under other indentures under which subordinated unsecured debt securities issued or guaranteed by Citicorp are currently outstanding.

  Citicorp or its affiliates maintain certain accounts and other banking relationships with the Trustees and their respective affiliates.

Limitations on Issuance of Euro-Notes

  In compliance with United States federal tax laws and regulations, Euro-Notes may not be offered or sold during the restricted period (as defined below) in the United States or its possessions or to a United States person (each as defined below) other than an exempt purchaser (as defined below). Furthermore, in compliance with such federal tax laws and regulations, Euro-Notes may not be delivered, in connection with the sale thereof during the restricted period, in definitive form within the United States or its possessions.

  Citicorp will not offer or sell Euro-Notes during the restricted period to a person who is within the United States or its possessions or to a United States person other than an exempt purchaser, and any underwriter, agent and dealer participating in the offering of Euro-Notes must covenant that: (i) it has not and will not offer or sell the Euro-Notes during the restricted period to a person who is within the United States or its possessions or to a United States person other than an exempt purchaser; (ii) it has in effect, in connection with the offer and sale of the Euro-Notes during the restricted period, procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling the Euro-Notes are aware that the Euro-Notes cannot be offered or sold during the restricted period to a person who is within the United States or its possessions or who is a United States person (other than an exempt purchaser); (iii) it will not permit any affiliate (within the meaning of Section
1.163-5(c)(2)(i)(D)(4)(iii) of the regulations issued under the Internal Revenue
Code (the "Treasury Regulations")) to acquire any Euro-Note for the purpose of offering or selling it during the restricted period unless such affiliate provides it (for the benefit of Citicorp) with the covenants contained in this paragraph; (iv) it will not deliver any Euro-Notes, in connection with the sale thereof during the restricted period, in definitive form within the United States or its possessions; (v) it will not enter into any written contract with another distributor (within the meaning of Section 1.163-5(c)(2)(i)(D)(4) of the Treasury
Regulations) to offer or sell the Euro-Notes during the restricted period unless such distributor provides it (for the benefit of Citicorp) with the covenants contained in this paragraph; and (vi) if it is a United States person, it is acquiring the Euro-Notes for purposes of resale in connection with their original issuance and if it retains the Euro-Notes for its own account, it will only do so in accordance with the requirements of Section 1.163-5(c)(2)(i)(D)(6) of the
Treasury Regulations.

  For purposes of the selling restrictions described in this section, an offer or sale will be considered to be made to a person who is within the United
States or its possessions if the offeror or seller of the Euro-Notes has an address within the United States or its possessions for the offeree or buyer of the Euro-Notes with respect to the offer or sale. Bearer Notes and any coupons appertaining thereto (including Euro-Notes in permanent global form exchangeable for Bearer Notes) will bear a legend to the following effect:
"Any United States
person who holds this obligation will be subject to limitations under the United
States income tax laws, including the limitations provided in Sections 165(j) and
1287(a) of the Internal Revenue Code".

  As used herein, "United States person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, "United States" means the United States of America (including the States and the District of Columbia) and "possessions" of the United States include
Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa,
Wake Island and
Northern Mariana Islands, "restricted period" means with respect to a Note, the period beginning on the earlier of the closing date or the first date on which the Note is offered to persons other than distributors and ending on the expiration of the 40-day period beginning on the closing date, except that, notwithstanding the foregoing, any offer or sale of the Notes by Citicorp or a distributor shall be deemed to be made during the restricted period if Citicorp or the distributor holds the Note as part of an unsold allotment or subscription, and "exempt purchaser" means (A) an exempt distributor (as defined in Section
1.163-5(c)(2)(i)(D)(5) of the Treasury Regulations) that covenants that it is buying the Euro-Notes for the purpose of resale in connection with the original issuance thereof, and that if it retains the Euro-Notes for its own account, it will do so only in accordance with the requirements ofSection 1.163-5(c)(2)(i)(D)(6)
 of the Treasury Regulations; (B) an international organization described in Section 7701(a)(18) of the Internal Revenue Code;
(C) a foreign
central bank (as defined in Section 895 of the Internal
Revenue Code and the
Treasury Regulations thereunder); (D) a foreign branch of a United States financial institution as described in Section 1.163-5(c)(2)(i)(D)(6)(i) of the
Treasury Regulations; and (E) a United States person who acquires the Euro-Notes through the foreign branch of a United States financial institution and who holds the Euro-Notes through such financial institution. Notwithstanding the foregoing, however, (i) a person described in (A) of this paragraph will not be considered an exempt purchaser with respect to offers to a non-United States office of such person; (ii) a person described in (B) or (C) of this paragraph will not be considered an international organization or a foreign central bank, as the case may be, with respect to offers that are not made directly and specifically to such person; (iii) a person described in (E) of this paragraph will be considered an exempt purchaser only with respect to sales of the Euro-Notes; and (iv) in the case of persons described in (D) or (E) of this paragraph, the financial institution holding the Euro-Note provides a certificate to Citicorp or the distributor selling the Euro-Note stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the Treasury Regulations thereunder.

                     FOREIGN CURRENCY RISKS

General

  Notes may be denominated in such foreign currencies or currency units as may be designated by Citicorp at the time of offering (the
"Foreign Currency
Securities").

  PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL
AND LEGAL
ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN
CURRENCY
SECURITIES. FOREIGN CURRENCY SECURITIES ARE NOT AN APPROPRIATE
INVESTMENT FOR
INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN
CURRENCY TRANSACTIONS.

  The information set forth below is directed to prospective purchasers of
Foreign Currency Securities who are United States residents, and Citicorp disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of a Foreign Currency Security or the receipt of payments of principal of and any premium and interest on a Foreign Currency
Security. Such persons should consult their own legal advisors with regard to such matters.

Exchange Rates and Exchange Controls

  An investment in Foreign Currency Securities entails significant risks that are not associated with a similar investment in a security denominated in U.S.
dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the relevant foreign currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events over which Citicorp has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile, and significant volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Security. Changes in the exchange rate of the relevant foreign currency applicable to a Foreign
Currency Security against the U.S. dollar would generally result in changes in the U.S. dollar-equivalent market value of the Security.

                     PLAN OF DISTRIBUTION

  Securities may be offered and sold by Citicorp or by other selling securityholders by any of three means of distribution: (1) through agents, (2) through underwriters or dealers or (3) directly to one or more purchasers. Such underwriters, dealers or agents or other selling securityholders may be affiliates of Citicorp, and offers and sales of Securities may include secondary market transactions by affiliates of Citicorp. The applicable Prospectus
Supplement will set forth the terms of the offering to which such Prospectus
Supplement relates, including the name or names of any underwriters or agents, the public offering or purchase price, the net proceeds to Citicorp or the securityholders from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, any commissions allowed or paid to agents, and the securities exchanges, if any, on which such Securities will be listed. Dealer trading may take place in certain of the Securities, including Securities not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise.

  Citicorp may issue Securities to one or more persons in exchange for outstanding securities of Citicorp acquired by such persons from third parties in open market or privately negotiated transactions. The newly issued Securities in such cases may be offered pursuant to this Prospectus and the applicable
Prospectus Supplement by such persons, acting as a principal for their own accounts. Unless otherwise indicated in the applicable Prospectus Supplement,
Citicorp will receive only outstanding securities and will not receive cash proceeds in connection with such exchanges or resales.

  The Securities may be purchased to be reoffered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If so indicated in the applicable Prospectus Supplement,
Citicorp will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from Citicorp pursuant to Delayed Delivery
Contracts providing for payment and delivery at a future date.

  Each underwriter and agent participating in the distribution of any Euro-Notes will agree that it will not offer, sell or deliver, directly or indirectly, such Notes, in connection with the sale thereof during the restricted period, in the United States or to United States persons, with certain limited exceptions.
See "Limitations on Issuance of Euro-Notes".

  Any underwriter or agent participating in the distribution of the
Securities may be deemed to be an underwriter, as that term is defined in the
Securities Act of 1933, as amended (the "Securities Act"), of the Securities so offered and sold and any discounts or commissions received by them and any profit realized by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, agents and their controlling persons may be entitled, under agreements entered into with Citicorp, to indemnification by Citicorp against certain civil liabilities, including liabilities under the Securities Act.

  This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

  The participation of an affiliate or subsidiary of Citicorp in the offer and sale of the Securities will comply with the requirements of Schedule E of the
By-laws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of an affiliate. No NASD member participating in offers and sales will execute a transaction in the Securities in a discretionary account without the prior written specific approval of the member's customer.

  Underwriters, agents or their controlling persons may engage in transactions with and perform services for Citicorp in the ordinary course of business.


                    VALIDITY OF SECURITIES

  The validity of the Securities will be passed upon for Citicorp by Stephen
E. Dietz, as an Associate General Counsel of Citibank.  Mr.
Dietz owns or has the
right to acquire a number of shares of Common Stock of Citicorp equal to less than 0.01% of the outstanding Common Stock of Citicorp.

                            EXPERTS

  The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report and Form 10-K for 1994 have been incorporated herein by reference in reliance upon the report set forth therein of KPMG Peat Marwick
LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements refers to the fact that in
1994 Citicorp adopted Statement of Financial Accounting
Standards ("SFAS") No.
112, "Employers' Accounting for Postemployment Benefits", SFAS
No. 115,
"Accounting for Certain Investments in Debt and Equity
Securities", and FASB
Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts", and in 1993 Citicorp adopted SFAS No. 106, "Employers' Accounting for Postretirement
Benefits Other Than Pensions" and SFAS No. 109, "Accounting for Income Taxes".

 Alternate Pages for Convertible Debt/Warrants Prospectus

           Subject to Completion, Dated June 1, 1995

PROSPECTUS

                            CITICORP

                         Senior Notes
                      Subordinated Notes
                           Warrants
                      Capital Securities

  This Prospectus may be used in connection with the offering of Citicorp's unsecured debt securities, which may be either senior (the "Senior Notes") or subordinated (the "Subordinated Notes" and together with the Senior Notes, the
"Notes"), certain Capital Securities, as described herein, and warrants (the
"Warrants") entitling the holder to purchase from Citicorp or sell to Citicorp, or to receive from Citicorp the cash value of the right to purchase or sell,
Notes, shares of Citicorp's preferred stock ("Preferred Stock"), depositary shares ("Depositary Shares") or common stock ("Common Stock"), other securities, securities indices or currencies or composite currencies. The Notes, Capital
Securities and Warrants (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms determined at the time of sale and set forth in one or more supplements to this
Prospectus (together, the "Prospectus Supplement"). To the extent described in the Prospectus Supplement, the Notes may be convertible or exchangeable, at the option of the holder or Citicorp, into Common Stock or other securities of
Citicorp or another issuer. Pursuant to the terms of the Registration Statement of which this Prospectus forms a part, shares of Preferred Stock, Depositary
Shares or Common Stock may also be offered under the Registration Statement.

  The Senior Notes will rank equally with all other unsecured and unsubordinated indebtedness of Citicorp. The Subordinated
Notes will be
subordinate to all existing and future Senior Indebtedness (as defined herein).
See "Description of Notes."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE ACCURACY
OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL
OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS
ACCOUNTS BUT ARE
UNSECURED DEBT OBLIGATIONS OR WARRANTS OR CAPITAL SECURITIES
OF CITICORP AND ARE
NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
ANY OTHER
GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

          The date of this Prospectus is _______, 1995

  The specific terms of each series of Securities offered pursuant to this
Prospectus will be set forth in the applicable Prospectus
Supplement, which in
each case will identify the selling security holder (if not Citicorp), any underwriters or agents for the Securities being offered thereby and their compensation, and the public offering or purchase price.

  The Prospectus Supplement will also include the following:
(a) in the case
of any series of Notes, the aggregate principal amount offered, the rate and time of payment of interest, if any, the authorized denominations, the currency or composite currency, if not the U.S. dollar, in which payments are to be made, the maturity, priority, premium, if any, any terms for redemption or conversion at the option of Citicorp or the holder, and any mandatory or optional sinking fund or analogous provisions and (b) in the case of Warrants, the number offered, the exercise price, the duration, the currency or composite currency, index or security relating to each Warrant, and the procedures and conditions for the exercise of the Warrants.

  The Prospectus Supplement will also contain information, where applicable, concerning certain United States federal income tax considerations relating to, and as to any listing on a securities exchange of, the Securities covered by such
Prospectus Supplement.

  The Securities may be offered by Citicorp or other selling securityholders directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If Citicorp, directly or through agents, solicits offers to purchase the Securities, Citicorp reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Securities. Affiliates of Citicorp may from time to time act as agents or underwriters in connection with the sale of the Securities to the extent permitted by applicable law.

  If any agent or underwriter is involved in the sale of the Securities offered hereby, the name of such agent or underwriter and any applicable commissions or discounts will be set forth in, or will be calculable from, the applicable Prospectus Supplement, and the net proceeds to Citicorp or the selling securityholders from such sale will be the purchase price of such offered
Securities less such commissions or discounts and other attributable issuance and distribution expenses. See "Plan of Distribution" for possible indemnification arrangements for agents, underwriters and their controlling persons.

  This Prospectus and related Prospectus Supplement, may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions in the Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

  This Prospectus may not be used to consummate sales of Securities unless a Prospectus Supplement is also delivered. The delivery of this Prospectus together with a Prospectus Supplement relating to particular Securities shall not constitute an offer in any jurisdiction of any of the other Securities covered by this Prospectus.

FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE OF
THE STATE OF NORTH
CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS
THE COMMISSIONER
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                    DESCRIPTION OF WARRANTS

  Citicorp may issue, together with any other series of Securities offered or separately, Warrants entitling the holder to purchase from or sell to
Citicorp, or to receive from Citicorp the cash value of the right to purchase or sell, Notes, shares of Preferred Stock, Depositary Shares or Common Stock, other securities, securities indices, currencies or composite currencies. The Warrants are to be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between Citicorp and Citibank or another warrant agent (the "Warrant
Agent"), all as set forth in the applicable Prospectus Supplement relating to the particular issue of Warrants. Copies of the forms of Warrant Agreement, including the forms of Warrant Certificates representing the Warrants (the
"Warrant Certificates"), are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

  In the case of each series of Warrants, the applicable
Prospectus
Supplement will describe the terms of the Warrants being offered thereby, including the following, if applicable: (i) the offering price; (ii) the currencies in which such Warrants are being offered; (iii) the number of Warrants offered; (iv) the securities, securities indices, currencies or composite currencies underlying the Warrants, (v) the exercise price, the procedures for exercise of the Warrants and the circumstances, if any, that will cause the
Warrants to be deemed to be automatically exercised; (vi) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire; (vii) U.S. federal income tax consequences; and
(viii) other terms
of the Warrants.

  Warrants may be exercised at the appropriate office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of Warrants entitling the holder to purchase any securities, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments made to holders of such securities.

  The Warrant Agreements may be amended or supplemented without the consent of the holders of the Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Warrants and that do not adversely affect the interests of the holders of the Warrants.

                DESCRIPTION OF CAPITAL SECURITIES

  The following description of Capital Securities is included in this
Prospectus because a Prospectus Supplement may provide that Capital Securities will be issuable in exchange for a series of Notes or Preferred Stock.

  Whenever Capital Securities are exchangeable for Notes, Citicorp will be obligated to deliver Capital Securities with a Market Value (as defined below) equal to the principal amount of such Notes. In addition, Citicorp will unconditionally undertake to sell the Capital Securities in a sale (a "Secondary
Offering") on behalf of any holders who elect to receive cash for the Capital
Securities. Citicorp will bear all expenses of the Secondary Offering, including underwriting discounts and commissions. However, there is no assurance that there will be a market for the Capital Securities when issued or at any time thereafter. If Citicorp fails to deliver any Capital Securities when required to be delivered, the trustee with respect to such Capital Securities may institute judicial proceedings for specific performance, money equal to the principal amount of the Notes for which Capital Securities were to be exchanged or any other proper remedy. If Citicorp fails to effect the Secondary Offering, it will deliver to such holders Capital Securities, and not cash, upon exchange of the Notes. In such event, Citicorp will have no specifically enforceable obligation to effect the Secondary Offering, but will not be relieved of any liability for money damages it would have for breach of its obligation to effect a Secondary Offering of sufficient amounts of Capital Securities. The "Market
Value" of any Capital Securities means their sales price in the Secondary
Offering. If Citicorp does not effect the Secondary Offering, the Market Value of such Capital Securities shall be their fair value when exchanged as determined by three independent nationally recognized investment banking firms selected by
Citicorp.

  Whenever Capital Securities are exchangeable for Preferred Stock, Citicorp will be obligated to deliver Capital Securities in an amount either based upon a conversion price or with a required conversion value. The conversion value will be determined by the then market prices, by an auction or bidding procedure or by such other method as may be set forth in the Prospectus Supplement.

  The staff of the Commission has advised that Rules 13e-4 and 14e-1 of the
Commission's rules and regulations relating to tender offers by issuers, as currently in effect and interpreted, would be applicable to the exchange of
Capital Securities for Notes and the Secondary Offering. If, at the time of the exchange of Capital Securities for Notes of any series and the Secondary
Offering, Rule 13e-4 or Rule 14e-1 (or any successor rule or rules) applies to such transactions, Citicorp will comply with the applicable rule and will afford holders of such Notes all rights and will make all filings required by the rule.

  The Capital Securities may consist of Common Stock,
Perpetual Preferred
Stock (as defined below) or other capital securities of Citicorp acceptable to its primary federal banking regulator. All Capital Securities which will be exchangeable for Notes or Preferred Stock will, upon issuance, be duly authorized, validly issued and, if applicable, fully paid and nonassessable.

  Citicorp may select as Capital Securities any preferred stock ("Perpetual
Preferred Stock") that is not mandatorily, or at the option of the holder, redeemable or repayable, otherwise than in shares of Common Stock or Perpetual
Preferred Stock of another class or series or with the proceeds of the sale of
Common Stock or Perpetual Preferred Stock.  Any shares of
Perpetual Preferred
Stock to be issued will have such rights, preferences and limitations as may be determined by Citicorp and approved by the Board of Directors or any duly authorized committee thereof (including the Stock Committee).

  Citicorp may also select any other securities to be exchanged for Notes or
Preferred Stock which qualify at the time of exchange as Capital Securities as determined by Citicorp's primary federal banking regulator.
Such other Capital
Securities will have such terms as may be determined by Citicorp.

            Subject to Completion, Dated June 1, 1995



PROSPECTUS

                            CITICORP

             Preferred Stock and Depositary Shares
                         Common Stock

  This Prospectus may be used in connection with the offering of shares of
Citicorp's preferred stock (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares"), and shares of its common stock, par value $1.00 per share (the "Common Stock"). The Preferred Stock, Depositary
Shares and Common Stock (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms determined at the time of sale and set forth in one or more supplements to this
Prospectus (together, the "Prospectus Supplement"). Pursuant to the terms of the
Registration Statement of which this Prospectus forms a part, Citicorp's senior notes or subordinated notes (together, "Notes"), warrants and capital securities may also be offered under the Registration Statement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE ACCURACY
OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL
OFFENSE.

THE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR
OBLIGATIONS OF ANY BANK OR
NON-BANK SUBSIDIARY OF CITICORP AND ARE NOT INSURED BY THE
FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
INSTRUMENTALITY.


          The date of this Prospectus is ________, 1995

    The specific terms of each offering of Securities made pursuant to this
Prospectus will be set forth in the applicable Prospectus
Supplement, which in
each case will identify the selling securityholders (if not Citicorp), any underwriters or agents for the Securities being offered thereby and their compensation, and the public offering or purchase price.

    The Prospectus Supplement will also include the following:
(a) in the case
of any series of Preferred Stock, the specific designation, the aggregate number of shares offered, the dividend rate or method of calculation, the dividend period and dividend payment dates, whether such dividends will be cumulative or noncumulative, the liquidation preference, the currency or composite currency, if not the U.S. dollar, in which dividends and liquidation preference will be denominated, voting rights, any terms for redemption at the option of the holder or Citicorp and any applicable conversion provisions, in the event that such series of Preferred Stock is convertible at the option of the holder thereof or of Citicorp, into shares of Common Stock or into other securities of Citicorp or another issuer and (b) in the case of Common Stock, the aggregate number of shares offered.

    The Prospectus Supplement will also contain information, where applicable, concerning certain United States federal income tax considerations relating to, and as to any listing on a securities exchange of, the Securities covered by such
Prospectus Supplement.

    The Securities may be offered by Citicorp or by other selling securityholders directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If Citicorp, directly or through agents, solicits offers to purchase the Securities, Citicorp reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Securities. Affiliates of Citicorp may from time to time act as agents or underwriters in connection with the sale of the Securities to the extent permitted by applicable law.

    If any agent or underwriter is involved in the sale of the Securities offered hereby, any applicable commissions or discounts will be set forth in, or will be calculable from, the applicable Prospectus Supplement, and the net proceeds to Citicorp or the selling securityholders from such sale will be the purchase price of the Securities less such commissions or discounts and other attributable issuance and distribution expenses. See "Plan of Distribution" for possible indemnification arrangements for agents, underwriters and their controlling persons.

    This Prospectus and related Prospectus Supplement, may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions in the Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

    This Prospectus may not be used to consummate sales of Securities unless a Prospectus Supplement is also delivered. The delivery of this Prospectus together with a Prospectus Supplement relating to particular Securities shall not constitute an offer in any jurisdiction of any of the other Securities covered by this Prospectus.

    FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF
INSURANCE OF THE STATE
OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS
OFFERING NOR HAS THE
COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.

                     AVAILABLE INFORMATION

    Citicorp is subject to the informational requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange
Commission (the "Commission"). Information, as of particular dates, concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of Citicorp and any material interest of such persons in transactions with Citicorp is disclosed in proxy statements distributed to stockholders of Citicorp and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549; Citicorp Center, 500 West Madison
Street, Suite 1400,
Chicago, Illinois 60661; and Seven World Trade Center, 13th
Floor, New York, New
York 10048. Copies of such material can be obtained by mail from the Public
Reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C.
20549, at prescribed rates. Such reports, proxy statements and other information concerning Citicorp also may be inspected at the offices of the New York Stock
Exchange, the American Stock Exchange, the Chicago Stock
Exchange and the Pacific
Stock Exchange.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Citicorp are incorporated as of their respective filing dates in this Prospectus by reference:

      (1) Annual Report and Form 10-K for the fiscal year ended December 31,
    1994, filed pursuant to Section 13 of the Exchange Act;

      (2) Financial Review and Form 10-Q for the quarter ended
March 31, 1995,
    filed pursuant to Section 13 of the Exchange Act;

      (3) Current Reports on Form 8-K dated January 17, 1995 and April 18, 1995, filed pursuant to Section 13 of the Exchange Act; and

      (4) The description of the Common Stock set forth in the Registration
    Statement on Form 10 (File No. 1-5738), filed pursuant to
Section 12 of the
    Exchange Act.

    All reports subsequently filed by Citicorp pursuant to Sections 13(a) and
(c) of the Exchange Act and any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting and any reports filed pursuant to
Section 15(d) of the
Exchange Act prior to the termination of the offering of the Securities offered hereby shall be incorporated by reference into this Prospectus and be a part hereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein or in the accompanying
Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.

    Citicorp will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of any of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests should be directed to Citicorp, 399
Park Avenue, New York, New York 10043, Attention: Investor
Relations Department,
(212) 559-2718.

                           CITICORP

    Citicorp, whose principal subsidiary is Citibank, N.A. ("Citibank"), is a holding company incorporated under the laws of the state of Delaware on December
4, 1967. The principal office of Citicorp is located at 399
Park Avenue, New
York, New York 10043; its telephone number is (212) 559-1000. Through its subsidiaries and affiliates, including Citibank, Citicorp is a global financial services organization serving the financial needs of individuals, businesses, governments and financial institutions in the United States and throughout the world.

Holding Company

    Citicorp is a legal entity separate and distinct from Citibank and its other subsidiaries and affiliates. The proceeds of Citicorp debt and equity issuances are provided to its subsidiaries both as equity investments and advances or are held primarily in liquid investments. Citicorp derives revenues through interest payments and dividends on its subsidiary advances and investments and from earnings on its liquid asset portfolio. These revenues are used to defray Citicorp's operating expenses, service its debt and pay dividends to holders of its preferred and common shares.

    There are various legal limitations on the extent to which Citicorp's bank subsidiaries may extend credit, pay dividends or otherwise supply funds to
Citicorp. The approval of the Office of the Comptroller of the Currency is required if total dividends declared by a national bank in any calendar year exceed net profits (as defined) for that year combined with its retained net profits for the preceding two years. In addition, dividends for such a bank may not be paid in excess of the bank's undivided profits. State-chartered bank subsidiaries are subject to dividend limitations imposed by applicable state law.
In determining whether and to what extent to pay dividends, each bank subsidiary also must consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings.

    Citicorp also derives dividends from its non-bank subsidiaries, including the holding company that owns many of Citicorp's domestic banks. These subsidiaries are not subject to regulatory restrictions on their payment of dividends to Citicorp, except that the approval of the Office of Thrift
Supervision may be required if total dividends declared by a savings association in any calendar year exceed amounts specified in that agency's regulations. In addition, there are numerous governmental requirements and regulations that affect the activities of Citicorp and its bank and non-bank subsidiaries.

    Under longstanding policy of The Board of Governors of the Federal Reserve
System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks.
As a result of that policy, Citicorp may be required to commit resources to its subsidiary banks in circumstances where it might otherwise not do so.

    Because Citicorp is a holding company, its rights and the rights of its creditors and stockholders, including the holders of Securities offered hereby, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary.

                        USE OF PROCEEDS

    Citicorp intends to apply the net proceeds from the sale of the Securities to its general funds to be used by its management for corporate purposes, principally to fund investments in, or extensions of credit to, banking and non-banking subsidiaries. Except as otherwise described in a Prospectus Supplement, specific allocations of the proceeds to such purposes will not have been made at the date of the applicable Prospectus Supplement, although the management of
Citicorp will have determined that funds should be raised at that time in anticipation of future funding requirements of the subsidiaries. The precise amount and timing of such investments in and extensions of credit to the subsidiaries will depend upon their funding requirements and the availability of other funds to Citicorp and its subsidiaries. Unless otherwise indicated in the applicable Prospectus Supplement, Citicorp will not receive any proceeds of the sale of Securities by other selling securityholders.


RATIOS OF INCOME TO FIXED CHARGES INCLUDING PREFERRED STOCK
DIVIDENDS

    For the fiscal years ended December 31, 1994, 1993, 1992,
1991 and 1990 and
the three months ended March 31, 1995, Citicorp's consolidated ratios of income to fixed charges including preferred stock dividends, computed as set forth below, were as follows:

                                 Three months
                                   ended        Year ended December 31,
                                  3/31/95   1994  1993   1992   1991   1990
                                  -------   ----  ----   ----   ----   ----

Income to Fixed Charges Including Preferred Stock Dividends:
    Excluding Interest on Deposits   2.00   1.63   1.35   1.16   0.92   1.05
    Including Interest on Deposits   1.35   1.26   1.14   1.06   0.97   1.02


    Income for the year ended December 31, 1991 was inadequate to cover fixed charges including preferred stock dividends by $508 million. For purposes of computing the consolidated ratio of income to fixed charges including preferred stock dividends, income represents net income (or net loss), before extraordinary items and cumulative effects of accounting changes plus income taxes and fixed charges. Fixed charges including preferred stock dividends, excluding interest on deposits, represent interest expense (except interest paid on deposits), preferred stock dividends and the interest factor included in rents. Fixed charges including preferred stock dividends, including interest on deposits, represent all interest expense, preferred stock dividends and the interest factor included in rents.

                DESCRIPTION OF PREFERRED STOCK

General

    Citicorp is authorized by its Restated Certificate of Incorporation, as amended, to issue 50,000,000 shares of Preferred Stock, without par value, which may be issued in one or more series with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and privileges, relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and the Stock Committee thereof (the "Stock Committee").

    The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any
Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus
Supplement relating to such series of Preferred Stock. If so indicated in the
Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

    The Stock Committee is authorized to declare dividends payable on the
Preferred Stock and to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of Preferred Stock (other than voting rights), all of which terms and conditions shall be set forth in the Prospectus Supplement accompanying this
Prospectus relating to the particular series of Preferred
Stock offered thereby.
The terms of particular series of Preferred Stock may differ, among other things, in (1) the number of shares to constitute such series, (2) the dividend rate (or the method of calculation thereof) on the shares of such series and whether such dividends will be cumulative or noncumulative, (3) whether or not the shares of the series will be redeemable or convertible at the option of the holder or
Citicorp and the terms thereof, (4) the amount per share payable on the shares of the series in case of liquidation, dissolution or winding up of Citicorp and
(5) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series.

    In addition, as described under "Description of Depositary Shares" below, the shares of Preferred Stock may be offered as depositary shares (the
"Depositary Shares") evidenced by depositary receipts, each representing a fraction (to be specified in the Prospectus Supplement relating to the particular series of Preferred Stock) of a share of the particular series of Preferred Stock issued and deposited with a depositary.

    Unless stated otherwise in the applicable Prospectus Supplement, when issued, each series of Preferred Stock will rank on a parity with all the other outstanding series of preferred stock issued by Citicorp as to payment of dividends (except with respect to the cumulation thereof) and as to the distribution of assets upon liquidation, dissolution or winding up. Subject to the terms of the Preferred Stock to be offered, the remaining shares of undesignated Preferred Stock may be issued by Citicorp in one or more series, at any time or from time to time, with such rights, preferences and limitations as the Board of Directors or any duly authorized committee thereof (including the
Stock Committee) shall determine, all without further action of the holders of the Preferred Stock or any other stockholders.

    Citibank will be the transfer agent, dividend disbursing agent and registrar for the shares of Preferred Stock.

    Under existing interpretations of the Federal Reserve Board and the Office of Thrift Supervision, if the holders of the Preferred Stock become entitled to vote for the election of directors because dividends on the Preferred Stock are in arrears as described under "Voting Rights" below, Preferred Stock may then be deemed a "class of voting securities" and a holder of 25% or more of the
Preferred Stock (or a holder of 5% or more of the Preferred Stock that otherwise exercises a "controlling influence" over Citicorp) may then be subject to regulation as a "bank holding company" in accordance with the Bank Holding
Company Act of 1956, as amended, and a holder of 25% or more of the Preferred
Stock (or a holder of 10% or more of the Preferred Stock that otherwise possesses certain "control factors" with respect to Citicorp) may then be subject to regulation as a "savings and loan holding company" in accordance with the Home
Owners' Loan Act of 1933, as amended. In addition, at such time, (i) any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the Bank Holding
Company Act of 1956, as amended, to acquire or retain 5% or more of the Preferred
Stock; (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board and the Office of Thrift
Supervision under the Change in Bank Control Act to acquire or retain 10% or more of the Preferred Stock; and (iii) any savings and loan holding company generally could not retain in excess of 5% of the Preferred Stock.

    The following statements are brief summaries of certain provisions that will be contained in the Certificate of Designations authorizing the issuance of a series of Preferred Stock, do not purport to be complete and are qualified in their entirety by reference to such Certificate of Designations and Citicorp's
Restated Certificate of Incorporation, as amended. Prior to the issuance of a series of Preferred Stock the resolutions set forth in the Certificate of
Designations will be adopted by the Board of Directors or the Stock Committee and such Certificate of Designations will then be filed with the Secretary of State of the State of Delaware.

Dividends

    Holders of shares of Preferred Stock will be entitled to receive, as, if and when declared by the Board of Directors or the Stock Committee out of assets of Citicorp legally available for payment, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the Prospectus
Supplement. Dividends on the Preferred Stock may be cumulative
("Cumulative
Preferred Stock") or noncumulative ("Noncumulative Preferred Stock") as provided in the Prospectus Supplement. Unless otherwise provided in the Prospectus
Supplement, dividends on Cumulative Preferred Stock will be cumulative from the date of original issue of such series and will be payable quarterly in arrears on the dates specified in the Prospectus Supplement. If any date so specified as a dividend payment date is not a business day, dividends (if declared) on the
Preferred Stock (unless otherwise provided in the Prospectus Supplement) will be paid on the immediately succeeding business day, without interest. A dividend period with respect to a dividend payment date is the period commencing on the immediately preceding dividend payment date (or, in the case of the initial dividend period, the date of issuance of the Preferred Stock) and ending on the day immediately prior to the next succeeding dividend payment date. If the Board of Directors or the Stock Committee fails to declare or pay a dividend on any series of Noncumulative Preferred Stock for any dividend period, Citicorp shall have no obligation to pay a dividend for such period, whether or not dividends on such series of Noncumulative Preferred Stock are declared for any future dividend period.

    Dividends on the Preferred Stock will be payable in arrears to holders of record as they appear on the stock register of Citicorp on such record dates, not more than thirty nor less than fifteen days preceding the payment dates thereof, as shall be fixed by the Board of Directors or the Stock Committee. No full dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with or junior to any other series of Preferred Stock for any period unless full dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such series of Preferred Stock for (i) all dividend periods terminating on or prior to the date of payment of such full cumulative dividends (in the case of a series of Cumulative Preferred
Stock) or (ii) the immediately preceding dividend period (in the case of a series of Noncumulative Preferred Stock).

    When dividends are not paid in full upon any series of Preferred Stock
(whether Cumulative Preferred Stock or Noncumulative Preferred Stock), and any other preferred stock ranking on a parity as to dividends with such series of
Preferred Stock, all dividends declared upon shares of such series of Preferred
Stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of Noncumulative Preferred Stock, shall not include any cumulation in respect of unpaid dividends for prior dividend periods) on the shares of such series of
Preferred Stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends on all outstanding shares of any such series of Preferred Stock have been declared and paid or set apart for payment for all past dividend periods, in the case of a series of
Cumulative Preferred Stock, or for the immediately preceding dividend period, in the case of a series of Noncumulative Preferred Stock, and Citicorp is not in default with respect to any redemption of shares of Preferred Stock announced by
Citicorp as described under "Redemption" below, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock of Citicorp or another stock of Citicorp ranking junior to the Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock of Citicorp or upon any other stock of Citicorp ranking junior to or on parity with the Preferred Stock as to dividends or upon liquidation, nor will any Common Stock of Citicorp nor any other stock of Citicorp ranking junior to or on parity with such Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by Citicorp (except by conversion into or exchange for stock of Citicorp ranking junior to the Preferred
Stock as to dividends and upon liquidation). Unless otherwise specified in the
Prospectus Supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

Liquidation Preference

    Upon any liquidation, dissolution or winding up of Citicorp, whether voluntary or involuntary, the holders of the Preferred Stock will have preference and priority over the Common Stock, or any other class of stock of Citicorp ranking on liquidation, dissolution or winding up junior to the Preferred Stock, for payments out of or distribution of the assets of Citicorp or proceeds thereof, whether from capital or surplus, of the amount per share set forth in the Prospectus Supplement plus all dividends (whether or not earned or declared), accrued and unpaid thereon to the date of final distribution to such holders (but in the case of Noncumulative Preferred Stock, without cumulation of unpaid dividends for prior dividend periods), and after such payment the holders of
Preferred Stock will be entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of Citicorp, the assets of Citicorp or proceeds thereof should be insufficient to make the full liquidation payment in the amount per share set forth in the Prospectus Supplement, plus all accrued and unpaid dividends on the Preferred Stock (but in the case of Noncumulative
Preferred Stock without cumulation of unpaid dividends for prior dividend periods) and liquidating payments on any other preferred stock ranking as to liquidation, dissolution or winding up on a parity with the Preferred Stock, then such assets or proceeds thereof will be distributed among the holders of the
Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock and any such other preferred stock if all amounts thereon were paid in full. A consolidation or merger of Citicorp with one or more corporations will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of Citicorp.

Redemption

    Citicorp may, at its option, with prior Federal Reserve Board approval to the extent then required by applicable law, at any time or from time to time on not less than 30 and not more than 60 days' notice, redeem any series of
Preferred Stock in whole or part at the redemption prices and on the dates set forth in the Prospectus Supplement for the related series of Preferred Stock.

    If less than all outstanding shares of a series of Preferred Stock are to be redeemed, the selection of the shares to be redeemed will be decided by lot or pro rata as may be determined by the Board of Directors or the Stock
Committee, or by any other method which may be determined by the Board of
Directors or the Stock Committee to be equitable. From and after the redemption date (unless default shall be made by Citicorp in providing money for the payment of the redemption price), dividends will cease to accrue on the shares of
Preferred Stock called for redemption, such shares will no longer be deemed to be outstanding and all rights of the holders thereof (except the right to receive the redemption price) will cease.

    In addition, Citicorp, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, out of funds legally available therefor, if the holders of such shares would be entitled to vote upon or consent to a merger or consolidation of Citicorp under the circumstances described under "Voting Rights" below and all of the following conditions have been satisfied: (i) Citicorp shall have requested the vote or consent of the holders of such shares to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent
Citicorp will have the option to redeem such shares, (ii) Citicorp shall have not received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such request and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as aforesaid at a redemption price per share of the Preferred Stock set forth in the Prospectus Supplement, plus accrued and unpaid dividends thereon
(but in the case of Noncumulative Preferred Stock without cumulation of unpaid dividends for prior dividend periods) to the date fixed for redemption.

Voting Rights

    Unless otherwise described in the applicable Prospectus
Supplement, holders
of the Preferred Stock will have no voting rights except as set forth below or as otherwise from time to time required by law.

    Whenever dividends on the Preferred Stock shall be in arrears for such number of dividend periods, whether or not consecutive, which shall in the aggregate contain not less than 540 days, the holders of outstanding shares of the Preferred Stock (voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the
Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors on the terms set forth below. Such voting rights will continue, in the case of any series of Cumulative Preferred Stock, until all past dividends accumulated on shares of Cumulative Preferred Stock shall have been paid in full and, in the case of any series of Noncumulative Preferred Stock, until all dividends on shares of Noncumulative Preferred Stock shall have been paid in full for at least one year. Upon payment in full of such dividends such voting rights shall terminate except as expressly provided by law, subject to re-vesting in the event of each and every subsequent default in the payment of dividends as aforesaid. Holders of all series of preferred stock which are granted such voting rights (which rank on a parity with the Preferred Stock) will vote as a class, and each holder of shares of the Preferred Stock will have one vote for each share of stock held and each other series will have such number of votes, if any, for each share of stock held as may be granted to them. In the event the holders of shares of the Preferred Stock are entitled to vote as described in this paragraph, the Board of Directors will automatically be increased by two directors, and the holders of the Preferred Stock will have the exclusive right, as outlined above, to elect two directors at the next annual meeting of stockholders.

    Upon termination of the right of the holders of the Preferred Stock to vote for directors as discussed in the prior paragraph, the term of office of all directors then in office elected by such holders will terminate immediately.
Whenever the term of office of the directors elected by such holders ends and the related special voting rights expire, the number of directors will automatically be decreased to such number as would otherwise prevail.

    So long as any shares of Preferred Stock remain outstanding, Citicorp will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Preferred Stock outstanding at the time (voting as a class with all other series of preferred stock ranking on a parity with the
Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are then exercisable), given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the
Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up; or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of
Citicorp's Restated Certificate of Incorporation, as amended, or of the resolutions contained in the Certificates of Designations designating such
Preferred Stock and the powers, preferences and privileges, relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

    The foregoing voting provisions will not apply if all outstanding shares of Preferred Stock have been redeemed or sufficient funds have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.

Conversion Rights

    If so described in the applicable Prospectus Supplement, shares of a series of Preferred Stock may be convertible at the option of the holder or Citicorp into Common Stock or other securities of Citicorp or another issuer ("Convertible
Preferred Stock"), on the terms and conditions described in the Prospectus
Supplement.


               DESCRIPTION OF DEPOSITARY SHARES
General

    Citicorp may, at its option, elect to issue receipts
("Depositary
Receipts") for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of
Preferred Stock) of a share of a particular series of Preferred Stock as described below.

    The shares of any series of Preferred Stock represented by Depositary
Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") among Citicorp, Citibank or another depositary selected by Citicorp (the
"Depositary") and the holders from time to time of the Depositary Receipts.
Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of
Preferred Stock represented by the Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

    The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing the fractional shares of the related series of Preferred
Stock in accordance with the terms of the offering described in the related
Prospectus Supplement. Copies of the forms of Deposit
Agreement and Depositary
Receipt are filed as exhibits to the Registration Statement of which this
Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

Dividends and Other Distributions

    The Depositary will distribute all cash dividends or other cash distributions received in respect of the related series of Preferred Stock to the record holders of Depositary Shares relating to such series of Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

    In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of
Citicorp, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Stock

    Upon surrender of the Depositary Receipts at the appropriate office of the
Depositary (unless the related Depositary Shares have previously been called for redemption), the holder of the Depositary Shares evidenced thereby will be entitled to delivery of the number of whole shares of the related series of
Preferred Stock and any money or other property represented by such Depositary
Shares. Holders of Depositary Shares will be entitled to receive whole shares of the related series of Preferred Stock on the basis set forth in the related
Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to receive
Depositary Shares in exchange therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of
Depositary Shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of
Depositary Shares.

Redemption of Depositary Shares

    If Citicorp redeems a series of Preferred Stock represented by Depositary
Shares, the Depositary Shares will be redeemed from the proceeds received by the
Depositary resulting from the redemption, in whole or in part, of such series of
Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever Citicorp redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of the related series of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the
Depositary.

Conversion

    With respect to a series of Convertible Preferred Stock underlying
Depositary Shares, a holder of Depositary Receipts may participate in the conversion, and will receive the proceeds of any conversion effected at the option of Citicorp, in the manner specified in the pertinent Certificate of
Designations for holders of the underlying Preferred Stock. If the Depositary
Shares represented by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Depositary Receipts will be issued by the Depositary for the Depositary Shares not to be converted. If less than all the Depositary
Shares are to be converted at the option of Citicorp, the Depositary Shares to be converted will be selected by lot or pro rata as may be determined by the
Depositary.

Voting the Preferred Stock

    Upon receipt of notice of any meeting at which the holders of the Preferred
Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred
Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the series of Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Citicorp will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

Amendment and Termination of the Deposit Agreement

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between Citicorp and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Receipts will not be effective unless such amendment has been approved by the holders of Depositary
Receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, two-thirds, unless otherwise provided in the related
Prospectus Supplement) of the Depositary Shares then outstanding. The Deposit
Agreement may be terminated by Citicorp or the Depositary only if (i) all outstanding Depositary Shares have been redeemed, (ii) there has been a final distribution in respect of the related series of Preferred Stock in connection with any liquidation, dissolution or winding up of Citicorp and such distribution has been distributed to the holders of Depositary Receipts or
(iii) the holders
of Depositary Receipts representing not less than two-thirds of the Depositary
Shares outstanding have consented to the termination.

Charges of Depositary

    Citicorp will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Citicorp will pay charges of the Depositary in connection with the initial deposit of the related series of Preferred Stock and any redemption of such Preferred Stock.
Holders of Depositary Receipts will be liable for transfer and other taxes and governmental charges and such other charges as are expressly provided in the
Deposit Agreement to be for their accounts. The Depositary may refuse to effect any transfer of a Depositary Receipt or any withdrawal of shares of a series of
Preferred Stock evidenced thereby until all such taxes and charges with respect to such Depositary Receipt or such series of Preferred Stock are paid by the holder thereof.

Resignation and Removal of Depositary

    The Depositary may resign at any time by delivering to Citicorp notice of its election to do so, and Citicorp may at any time remove the Depositary. Any such resignation or removal of the Depositary will take effect upon the appointment of a successor Depositary.

Miscellaneous

    The Depositary will forward all reports and communications from Citicorp which are delivered to the Depositary and which Citicorp is required to furnish to the holders of the Preferred Stock.

    Neither the Depositary nor Citicorp will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of Citicorp and the
Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and neither Citicorp nor the Depositary will be obligated to prosecute or defend any legal proceeding in respect of any
Depositary Shares or series of Preferred Stock unless satisfactory indemnity is furnished. Citicorp and the Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.


                  DESCRIPTION OF COMMON STOCK

    Citicorp has 800,000,000 authorized shares of Common Stock, par value $1.00 per share. In addition, Citicorp is authorized to issue 20,000,000 shares of
Class B Common Stock, par value $1.00 per share (the "Class B
Common Stock").
Class B Common Stock may be issued in one or more series, at any time or from time to time, with one vote per share and with such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolutions providing for the issuance thereof adopted by the Board of Directors.
The following is a brief summary of certain rights and provisions of the Common
Stock and Class B Common Stock.

    Subject to any prior rights of Citicorp's preferred stock and Class B
Common Stock then outstanding, holders of Citicorp's Common Stock are entitled to receive such dividends as are declared by the Board of Directors out of funds legally available therefor. The indentures under which certain of Citicorp's debt securities are outstanding prohibit Citicorp, under certain circumstances, from paying dividends in shares of stock of Citibank.

    Subject to the rights, if any, of the holders of shares of preferred stock, all voting rights are vested in the holders of shares of Common Stock and Class
B Common Stock, each share being entitled to one vote. A majority of the shares entitled to vote (normally shares of Common Stock and Class B Common Stock, if any), present in person or represented by proxy, constitutes a quorum at a meeting of stockholders of Citicorp. In the event of a class vote, a majority of the shares of the affected class constitutes a quorum of such class. Except as otherwise set forth below, corporate actions requiring stockholder action must be approved by the affirmative vote of the majority of shares entitled to vote on the subject matter.

    Any amendment to Citicorp's Restated Certificate of Incorporation, including any increase or decrease in the authorized capital stock or any change to the rights of an outstanding class or series of capital stock, must be adopted by the holders of a majority of the outstanding voting shares. In addition, changes adversely affecting the rights of a particular class or series of outstanding capital stock must be adopted by the holders of such class or series of capital stock (generally by a majority of the shares of such class or series, but in some cases by two-thirds of such shares). Certain extraordinary corporate actions also must be adopted by the holders of a majority of the outstanding voting shares.

    Subject to any prior rights of the preferred stock and Class B Common Stock then outstanding, in the event of the liquidation of Citicorp, the holders of the
Common Stock are entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them. Because Citicorp is a holding company, its rights and the rights of the record holders of the shares of Common
Stock to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary. In addition, there are various legal limitations on the extent to which Citicorp's U.S.-insured depositary institutions may extend credit, pay dividends or otherwise supply funds to Citicorp. See "Citicorp Holding Company."

    Holders of Common Stock do not have the right to subscribe to any additional securities which may be issued by Citicorp. The Common Stock does not have any sinking fund, conversion or redemption provisions applicable thereto and is not liable to further call or assessment by Citicorp. There is no restriction on the repurchase of shares of Common Stock by Citicorp with funds legally available therefor, subject, under certain circumstances, to prior approval by the Federal Reserve Board. Outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

    The transfer agent and registrar for the Common Stock is Citibank and the co-transfer agents and co-registrars for the Common Stock are The First National
Bank of Chicago, First Interstate Bank of California and
Montreal Trust Company.

                     PLAN OF DISTRIBUTION

    Securities may be offered and sold by Citicorp or by other selling securityholders in any of three means of distribution: (1) through agents, (2) through underwriters or dealers or (3) directly to one or more purchasers. Such underwriters, dealers or agents or other selling security holders may be affiliates of Citicorp, and offers and sales of Securities may include secondary market transactions by affiliates of Citicorp. The applicable Prospectus
Supplement will set forth the terms of the offering of the Securities to which such Prospectus Supplement relates, including the name or names of any underwriters or agents, the public offering or purchase price of such Securities, the net proceeds to Citicorp or the securityholders from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchanges, if any, on which such
Securities will be listed. Dealer trading may take place in certain of the
Securities, including Securities not listed on any securities exchange. Direct sales of Securities may be made on a national securities exchange or otherwise.

    Citicorp may also issue Securities to one or more persons in exchange for outstanding securities of Citicorp acquired by such persons from third parties in privately negotiated or open market transactions. The newly issued Securities in such cases may be offered pursuant to this Prospectus and the applicable
Prospectus Supplement by such persons, acting as principal for their own accounts. Unless otherwise indicated in the applicable Prospectus Supplement,
Citicorp will only receive outstanding securities and will not receive cash proceeds in connection with such exchanges or resales.

    The Securities may be purchased to be reoffered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If so indicated in the applicable Prospectus Supplement, Citicorp will authorize underwriters or agents to solicit offers to purchase Securities from
Citicorp pursuant to Delayed Delivery Contracts providing for payment and delivery at a future date.

    Any underwriter or agent participating in the distribution of the
Securities may be deemed to be an underwriter, as that term is defined in the
Securities Act of 1933, as amended (the "Securities Act"), of the Securities so offered and sold and any discounts or commissions received by them and any profit realized by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, agents and their controlling persons may be entitled, under agreements entered into with Citicorp, to indemnification by Citicorp against certain civil liabilities, including liabilities under the Securities Act.

    This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

    The participation of an affiliate or subsidiary of Citicorp in the offer and sale of the Securities will comply with the requirements of Schedule E of the
By-laws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of an affiliate. No NASD member participating in offers and sales will execute a transaction in the Securities in a discretionary account without the prior written specific approval of the member's customer.

    Underwriters, agents or their controlling persons may engage in transactions with and perform services for Citicorp and its subsidiaries in the ordinary course of business.


                    VALIDITY OF SECURITIES

    The validity of the Securities will be passed upon for Citicorp by Stephen
E. Dietz, as an Associate General Counsel of Citibank.  Mr.
Dietz owns or has the
right to acquire a number of shares of Common Stock of Citicorp equal to less than 0.01% of the outstanding Common Stock of Citicorp.

                            EXPERTS

    The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report and Form 10-K for 1994 have been incorporated herein by reference in reliance upon the report set forth therein of KPMG Peat Marwick
LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements refers to the fact that in
1994 Citicorp adopted Statment of Financial Accounting
Standards ("SFAS") No.
112, "Employers' Accounting for Postemployment Benefits", SFAS
No. 115,
"Accounting for Certain Investments in Debt and Equity
Securities", and FASB
Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts", and in 1993 Citicorp adopted SFAS No. 106, "Employers' Accounting for Postretirement
Benefits Other Than Pensions" and SFAS No. 109, "Accounting for Income Taxes".

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement. . . . . . .  $1,896,551
Legal Fees and Expenses. . . . . . . . . . . . . .      25,000
Accounting Fees and Expenses . . . . . . . . . . .     125,000
Blue Sky Fees and Expenses . . . . . . . . . . . .      30,000
Printing and Engraving Fees. . . . . . . . . . . .     500,000
Listing Fees . . . . . . . . . . . . . . . . . . .     250,000
Miscellaneous. . . . . . . . . . . . . . . . . . .     173,449
      Total . . . . . . . . . . . . . . . . . . .   $3,000,000

Item 15.  Indemnification of Directors and Officers.

  Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Section 145 further provides that to the extent a director or officer of a corporation, among others, has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and
(b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that expenses incurred by a director or officer in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 145; and that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation, among others, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

  The Restated Certificate of Incorporation, as amended, of the registrant provides, in effect, that, to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145, the registrant (i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer of the registrant against expenses, judgments, fines and amounts paid in settlement, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of the registrant and is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such Restated Certificate of Incorporation also provides, in effect, that expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the registrant in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the registrant. In addition, as permitted by Section 145 of the General
Corporation Law of the State of Delaware, the registrant maintains liability insurance covering directors and principal officers.

Item 16.  Exhibits.

    1(a)   --  Form of Underwriting Agreement--Senior Notes
(with representatives, with delayed delivery).(1)
    1(b)   --  Form of Underwriting Agreement--Senior Notes
(without representatives, with delayed delivery).(1)
    1(c)   --  Form of Underwriting Agreement--Senior Notes
(with representatives, without delayed delivery).(2)
    1(d)   --  Form of Underwriting Agreement--Senior Notes
(without representatives, without delayed delivery).(2)
    1(e)   --  Form of Underwriting Agreement--Senior Notes
(with Notes
                and/or Warrants).(3)
    1(f)   --  Form of Selling Agent Agreement--Senior Notes
(Domestic).(4)
    1(g)   --  Form of Selling Agent Agreement--Senior Notes
(Euro).(5)
    1(h)   --  Form of Delayed Delivery Contract--Senior
Notes.(1)
    1(i)   --  Form of Underwriting Agreement--Subordinated
Notes (with
                representatives, with delayed delivery).(6)
    1(j)   --  Form of Underwriting Agreement--Subordinated
Notes
                (without representatives, with delayed
delivery).(6)
    1(k)   --  Form of Underwriting Agreement--Subordinated
Notes (with
                representatives, without delayed delivery).(6)
    1(l)   --  Form of Underwriting Agreement--Subordinated
Notes
                (without representatives, without delayed
delivery).(6)
    1(m)   --  Form of Underwriting Agreement--Subordinated
Notes (with
                Subordinated Securities and/or Warrants).(7)
    1(n)   --  Form of Selling Agent Agreement--Subordinated
Notes
                (Domestic).(8)
    1(o)   --  Form of Selling Agent Agreement--Subordinated
Notes
                (Euro).(8)
    1(p)   --  Form of Delayed Delivery Contract--Subordinated
Notes.(6)
    1(q)   --  Form of Underwriting Agreement--Subordinated
Capital
                Notes (with representatives). (9)
    1(r)   --  Form of Underwriting Agreement--Subordinated
Capital
                Notes (without representatives).(9)
    1(s)   --  Form of Underwriting Agreement -- Preferred
Stock (with
                Representatives).(10)
    1(t)   --  Form of Underwriting Agreement -- Preferred
Stock
                (without Representatives).(10)
    1(u)   --  Form of Underwriting Agreement -- Common Stock
(with
                Representatives).(16)
    1(v)   --  Form of Underwriting Agreement -- Common Stock
(without
                Representatives).(16)
    3(i)   --  Restated Certificate of Incorporation, as
amended through
                June 16, 1993, of Citicorp.(16)
              17(a) Certificate of Designations, Series 18
Preferred
Stock.(17)
              17(b) Certificate of Designations, Series 19
Preferred
Stock.(17)
              17(c) Certificate of Designations, Series 20
Preferred
Stock.(17)
              17(d) Certificate of Designations, Series 21
Preferred
Stock.(17)
              17(e) Certificate of Designations, Series 22
Preferred
Stock.(17)
   3(ii)   --  Bylaws of Citicorp.(11)
    4(a)   --  Senior Indenture between Citicorp and United
States Trust
                Company of New York, as Trustee.(4)
    4(b)   --  First Supplemental Indenture to Senior
Indenture between
                Citicorp and United States Trust Company of
New York, as
                Trustee.(5)
    4(c)   --  Forms of Senior Notes (included in Exhibit 4(a)
at pages
                A-1 to F-27).(4)
    4(d)   --  Subordinated Indenture between Citicorp and
Chemical
                Bank, as Trustee.(12)
    4(e)   --  First Supplemental Indenture to Subordinated
Indenture
                between Citicorp and Chemical Bank, as
Trustee.(13)
    4(f)   --  Forms of Subordinated Notes (included in
Exhibit 4(d) at
                pages A-1 to G.3-2).(12)
    4(g)   --  Subordinated Capital Notes Indenture between
Citicorp and
                Chemical Bank, as Trustee.(9)
    4(h)   --  First Supplemental Indenture to Subordinated
Capital
                Notes Indenture between Citicorp and Chemical
Bank, as
                Trustee.(14)
    4(i)   --  Form of Note Warrant Agreement--Senior Notes
(with
                definitive Note Warrants).(3)
    4(j)   --  Form of definitive Note Warrant--Senior Notes
(included
                in Exhibit 4(h) at pages 16 to 22).(3)
    4(k)   --  Form of Note Warrant Agreement--Senior Notes
(with global
                Note Warrants).(3)
    4(l)   --  Form of global Note Warrant--Senior Notes
(included in
                Exhibit 4(k) at pages 22 to 29).(3)
    4(m)   --  Form of Note Warrant Agreement--Subordinated
Notes (with
                definite Note Warrants).(7)
    4(n)   --  Form of definitive Note Warrant--Subordinated
Notes
                (included in Exhibit 4(m) at pages 16-22).(7)
    4(o)   --  Form of Note Warrant Agreement--Subordinated
Notes (with
                global Warrants).(7)
    4(p)   --  Form of global Note Warrant--Subordinated Notes
(included
                at Exhibit 4(m) at pages 22-29).(7)
    4(q)   --  Form of Currency Warrant Agreement (with global
Currency
                Warrants).(15)
    4(r)   --  Form of global Currency Warrant (included in
Exhibit 4(h)
                at pages A-1 to A-5).(15)
    4(s)   --  Form of Certificate for shares of Preferred
Stock.(10)
    4(t)   --  Form of Depositary Receipt.(10)
    4(u)   --  Form of Deposit Agreement.(10)
    4(v)   --  Form of Common Stock and Preferred Stock
Warrant
                Agreement (with definitive Common Stock and
Preferred
                Stock Warrant).(16)
    4(w)   --  Form of Common Stock and Preferred Stock
Warrant
                (included in Exhibit 4(v) at pages 14 to
19).(16)
    5(a)   --  Opinion and consent of Stephen E. Dietz,
Associate
                General Counsel of Citibank, N.A.
    12(a)   --  Citicorp and Subsidiaries--Calculation of
Ratio of Income
                to Fixed Charges.(18)
    12(b)   --  Citicorp and Subsidiaries--Calculation of
Ratio of Income
                to Fixed Charges and Preferred Stock
Dividends.(18)
    23(a)   --  Consent of KPMG Peat Marwick LLP.
    23(b)   --  Consent of Stephen E. Dietz, Associate General
Counsel of
                Citibank, N.A. (included as part of Exhibit
5(a)).
    24      --  Powers of Attorney of Messrs. Reed, Calloway,
Chandler,
                Chia, Collins, Derr, Haynes, Rhodes, Ruding,
Shapiro,
                Shrontz, Simonsen, Smith, Steffen, Thomas and
Woolard and
                Ms. Ridgway as Directors and/or officers of
Citicorp.
    25(a)   --  Form T-1 Statement of Eligibility and
Qualification under
                the Trust Indenture Act of 1939 of United
States Trust
                Company of New York with respect to Senior
Notes.
    25(b)   --  Form T-1 Statement of Eligibility and
Qualification under
                the Trust Indenture Act of 1939 of Chemical
Bank with
                respect to Subordinated Notes.
    25(c)   --  Form T-1 Statement of Eligibility and
Qualification under
                the Trust Indenture Act of 1939 of Chemical
Bank with
                respect to Subordinated Capital Notes.
_____
      (1)   Incorporated herein by reference to Citicorp's
Registration
            Statement on Form S-3, File No. 2-95728.
      (2)   Incorporated herein by reference to Citicorp's
Registration
            Statement on Form S-3,  File No. 33-2978.
      (3)   Incorporated herein by reference to Citicorp's
Registration
            Statement on Form S-3, File No. 33-20454.
      (4)   Incorporated herein by reference to Citicorp's
Registration
            Statement on Form S-3, File No. 33-30791.
      (5)   Incorporated herein by reference to Citicorp's
Registration
            Statement on Form S-3, File No. 33-36177.
      (6)   Incorporated herein by reference to Citicorp's
Registration
            Statement on Form S-3, File No. 2-97198.
      (7)   Incorporated herein by reference to Citicorp'
Registration
            Statement on Form S-3, File No. 33-20692.
      (8)   Incorporated herein by reference to Citicorp's
Registration
            Statement on Form S-3, File No. 33-33238.
      (9)   Incorporated herein by reference to Citicorp's
Registration
            Statement on Form S-3, File No. 33-4400.
      (10)  Incorporated herein by reference to Citicorp's
Registration
            Statement on Form S-3, File No. 33-35178.
      (11)  Incorporated herein by reference to Citicorp's
Registration
            Statement on Form S-8, File No. 33-53261.
      (12)  Incorporated herein by reference to Citicorp's
Financial
            Review and Form 10-Q filed on August 14, 1991.
      (13)  Incorporated herein by reference to Citicorp's
Current Report
            on Form 8-K filed on November 22, 1992.
      (14)  Incorporated herein by reference to Citicorp's
Current Report
            on Form 8-K filed on April 17, 1987.
      (15)  Incorporated herein by reference to Citicorp's
Registration
            Statement on Form S-3, File No. 33-42378.
      (16)  Incorporated herein by reference to Citicorp's
Registration
            Statement on Form S-3, File No. 33-64574.
      (17)  Incorporated herein by reference to Citicorp's
Registration
            Statement on Form 8-A, filed with respect to the
corresponding
            series of preferred stock.
      (18)  Incorporated herein by reference to Citicorp's
Current Report
            on Form 8-K, dated April 18, 1995.

Item 17.  Undertakings.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference to this registration statement.

    (2) That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the
Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) To supplement the prospectus relating to any offering of warrants or rights, after the expiration date of the related subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on the terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Citicorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on May 31, 1995.

                              CITICORP


                              By   /s/ Michael T. Nugent

                                       Michael T. Nugent
                                       Vice President

    Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below on May 31, 1995 by the following persons in the capacities indicated.

Signature                                       Capacity

        *                                Chairman and Director
- -----------------------                  (Principal Executive Officer)
John S. Reed

        *                                Vice Chairman and Director
- -----------------------                  (Principal Financial Officer)
Paul J. Collins

/s/ Thomas E. Jones                      Executive Vice President
- -----------------------                  (Principal Financial Officer) (a)
    Thomas E. Jones


        *                                  Director
- -----------------------
D. Wayne Calloway

        *                                  Director
- -----------------------
Colby H. Chandler

        *                                  Director
- -----------------------
Pei-yuan Chia

        *                                  Director
- -----------------------
Kenneth T. Derr

        *                                  Director
- -----------------------
H.J. Haynes

        *                                  Director
- -----------------------
William R. Rhodes

        *                                  Director
- -----------------------
Rozanne L. Ridgway

        *                                  Director
- -----------------------
H. Onno Ruding

        *                                  Director
- -----------------------
Robert B. Shapiro

        *                                  Director
- -----------------------
Frank A. Shrontz

        *                                  Director
- -----------------------
Mario H. Simonsen

        *                                 Director
- -----------------------
Roger B. Smith

        *                                  Director
- -----------------------
Chistopher J. Steffen

        *                                  Director
- -----------------------
Franklin A. Thomas

        *                            Director
- -----------------------
Edgar S. Woolard, Jr.




*By       /s/ Michael T. Nugent
        ----------------------
        Michael T. Nugent
        Attorney-in-Fact

- ------
(a) Primary responsiblity for financial control, tax, accounting and reporting.